UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

PLEXUS CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
on February 16, 2011
To the Shareholders of Plexus Corp.:
          Plexus Corp. will hold its annual meeting of shareholders at The Pfister Hotel, located at 424 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, on Wednesday, February 16, 2011, at 8:00 a.m. Central Time, for the following purposes:
(1)	To elect nine directors to serve until the next annual meeting and until their successors have been duly elected.

(2)	To ratify the selection of PricewaterhouseCoopers LLP as Plexus’ independent auditors.

(3)	To amend and restate the Plexus Corp. 2008 Long-Term Incentive Plan.

(4)	To hold an advisory vote on the compensation of the Company’s named executive officers, as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation” herein.

(5)	To hold an advisory vote on the future frequency of advisory votes on executive compensation.

(6)	To transact such other business as may properly come before the meeting or any adjournment thereof.
          Plexus Corp.’s shareholders of record at the close of business on December 9, 2010, will be entitled to vote at the meeting or any adjournment of the meeting. On or about December 17, 2010, we expect to mail shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report, as well as vote, online.
          We call your attention to the proxy statement accompanying this notice for a more complete statement about the matters to be acted upon at the meeting.

By order of the Board of Directors

Angelo M. Ninivaggi
Vice President, General Counsel, Corporate Compliance Officer and Secretary
Neenah, Wisconsin
December 14, 2010
You may vote in person or by using a proxy as follows:

•	By internet:	Go to www.proxyvote.com. Please have the notice we sent to you in hand because it has your personal 12 digit control number(s) needed for your vote.

•	By telephone:	Call 1-800-690-6903 on a touch-tone telephone. Please have the notice we sent to you in hand because it has your personal 12 digit control number(s) needed for your vote.

•	By mail:	Please request written materials as provided on page 1 of the proxy statement. Complete, sign, and date the proxy card and return it to the address indicated on the proxy card.
If you later find that you will be present at the meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted.

One Plexus Way
P.O. Box 156
Neenah, Wisconsin 54957-0156

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
FEBRUARY 16, 2011
COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING
Q: WHEN IS THIS PROXY MATERIAL FIRST AVAILABLE TO SHAREHOLDERS?
A: On or about December 17, 2010, Plexus Corp. (“Plexus”, “we” or the “Company”) expects to mail shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy material over the internet.
Q: WHY DID I RECEIVE A NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A PRINTED COPY OF THE PROXY MATERIALS?
A: Pursuant to the rules adopted by the Securities and Exchange Commission, we are permitted to provide access to our proxy material over the internet instead of mailing a printed copy of the proxy material to each shareholder. As a result, on or about December 17, 2010, we expect to mail shareholders a Notice of Internet Availability of Proxy Materials containing instructions regarding how to access our proxy material, including our proxy statement and annual report, and vote via the internet. You will not receive a printed copy of the proxy material unless you request one by following the instructions included in the Notice of Internet Availability of Proxy Materials or provided below.
Important Notice Regarding the Availability of Proxy Materials for
the Shareholder Meeting to Be Held on February 16, 2011
The proxy statement and annual report are available at www.proxyvote.com.
At www.proxyvote.com, shareholders can view the proxy material, cast their vote and request to receive paper copies of the proxy material by mail.
Q: HOW CAN SHAREHOLDERS REQUEST PAPER COPIES OF THE PROXY MATERIAL?
A: Shareholders may request that paper copies of the proxy material, including an annual report, proxy statement and proxy card, be sent to them without charge as follows:

•	By internet:	www.proxyvote.com

•	By email:	Send a blank email with your 12 digit control number(s) in the subject line to sendmaterial@proxyvote.com

•	By telephone:	1-800-579-1639
When you make your request, please have your 12 digit control number(s) available; that control number was included in the notice that was mailed to you. To assure timely delivery of the proxy material before the annual meeting, please make your request no later than February 2, 2011.

Q: WHAT AM I VOTING ON?
A: At the annual meeting you will be voting on five proposals:
1.	The election of nine directors to the board of directors to serve until Plexus’ next annual meeting and until their successors have been duly elected. This year’s nominees are:
•	Ralf R. Böer

•	Stephen P. Cortinovis

•	David J. Drury

•	Dean A. Foate

•	Peter Kelly

•	Phil R. Martens

•	John L. Nussbaum

•	Michael V. Schrock

•	Mary A. Winston
2.	A proposal to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as Plexus’ independent auditor for 2011.

3.	A proposal to amend and restate the Company’s 2008 Long-Term Incentive Plan (the “2008 Long-Term Plan”).

4.	An advisory proposal to approve the compensation of the Company’s named executive officers, as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation” herein.

5.	An advisory proposal to approve the future frequency of advisory votes on executive compensation.
Q: WHAT ARE THE BOARD’S VOTING RECOMMENDATIONS?
A: The board of directors is soliciting this proxy and recommends the following votes:
•	FOR each of the nominees for election to the board of directors;

•	FOR the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as Plexus’ independent auditors for 2011;

•	FOR approval of the amendment to, and restatement of, the 2008 Long-Term Plan;

•	FOR approval of the compensation of the Company’s named executive officers; and

•	For the holding of future advisory votes on executive compensation EVERY THREE YEARS.
Q: WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?
A: To conduct the annual meeting, more than 50% of the Plexus’ outstanding shares entitled to vote must be present in person or by duly authorized proxy. This is referred to as a “quorum.” Abstentions and shares which are the subject of broker non-votes will be counted for the purpose of determining whether a quorum exists; shares represented at a meeting for any purpose are counted in the quorum for all matters to be considered at the meeting.
Assuming a quorum is present, directors are elected by a plurality of the votes cast in person or by proxy by the holders of Plexus common stock entitled to vote at the election at the meeting. “Plurality” means that the individuals who receive the highest number of votes are elected as directors, up to the number of directors to be chosen at the meeting. Any votes attempted to be cast “against” a candidate are not given legal effect and are not counted as votes cast in the election of directors. Therefore, any shares which are not voted, whether by withheld authority, broker non-vote or otherwise, have no effect in the election of directors except to the extent that the failure to vote for any individual results in another individual receiving a relatively larger number of votes.

Ratification of PricewaterhouseCoopers LLP as Plexus’ independent auditors and approval of the amendment to the 2008 Long-Term Plan will be determined by a majority of the shares voting on those matters, assuming a quorum is present. The plurality of votes cast will be used to determine the results of the advisory votes to approve the compensation of the Company’s named executive officers and on the future frequency of such votes. Therefore, abstentions and broker non-votes will not affect these votes, except insofar as they reduce the number of shares which are voted.
Q: WHAT IF I DO NOT VOTE?
A: The effect of not voting will depend on how your share ownership is registered.
If you own shares as a registered holder and you do not vote, the shares that you do not vote will not be represented at the meeting and will not count toward the quorum requirement. If a quorum is obtained, then the shares that you have not voted will not affect whether a proposal is approved or rejected.
If you are a shareholder whose shares are not registered in your name and you do not vote, then your bank, broker or other holder of record may still represent your shares at the meeting for purposes of obtaining a quorum. In the absence of your voting instructions, your bank, broker or other holder of record may or may not vote your shares in its discretion depending on the proposal before the meeting. As a result of new rules applicable to director elections after January 1, 2010, your broker may no longer vote your shares in its discretion in the election of directors; therefore, you must vote your shares if you want them to be counted in the election of directors. In addition, your broker is also not permitted to vote your shares in its discretion regarding matters related to executive compensation, including advisory votes on executive compensation and the future frequency of such advisory votes. However, your broker may vote your shares in its discretion on routine matters such as the ratification of the Plexus’ independent auditors.
Q: WHO MAY VOTE?
A: You may vote at the annual meeting if you were a shareholder of record of Plexus common stock as of the close of business on December 9, 2010, which is the “Record Date.” As of the Record Date, Plexus had 40,500,771 shares of common stock outstanding. Each outstanding share of common stock is entitled to one vote on each matter presented. Any shareholder entitled to vote may vote either in person or by duly authorized proxy.
Q: HOW DO I VOTE?
A: We offer four methods for you to vote your shares at the annual meeting—in person; via the internet; by telephone; or by mail. You may vote in person at the annual meeting or authorize the persons named as proxies on the proxy card, John L. Nussbaum, Dean A. Foate and Angelo M. Ninivaggi, to vote your shares. We recommend that you vote as soon as possible, even if you are planning to attend the annual meeting, so that the vote count will not be delayed.
While we offer four methods, we encourage you to vote via the internet, as it is the most cost-effective method available. There is no charge to vote your shares via the internet, though you may incur costs associated with electronic access, such as usage charges from internet access providers. If you choose to vote your shares via the internet, there is no need for you to request or mail back a proxy card.

• By internet:	Go to www.proxyvote.com. Please have the notice we sent to you in hand because it has your personal 12 digit control number(s) needed for your vote.

• By telephone:	On a touch-tone telephone, call 1-800-690-6903. Please have the notice we sent to you in hand because it has your personal 12 digit control number(s) needed for your vote.

• By mail:	Please request written materials as provided on page 1 of the proxy statement. Complete, sign, and date the proxy card and return it to the address indicated on the proxy card.
If your shares are not registered in your name, then you vote by giving instructions to the firm that holds your shares rather than using any of these methods. Please check the voting form of the firm that holds your shares to see if it offers internet or telephone voting procedures.
Q: WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE REQUEST TO VOTE?
A: It means your shares are held in more than one account. You should vote the shares on all of your proxy requests. You may help us reduce costs by consolidating your accounts so that you receive only one set of proxy materials in the future. To consolidate your accounts, please contact our transfer agent, American Stock Transfer & Trust Company, LLC, toll-free at 1-800-937-5449.
Q: WHAT IF I OWN SHARES AS PART OF PLEXUS’ 401(k) SAVINGS PLAN AND/OR EMPLOYEE STOCK PURCHASE PLANS?
A: Shareholders who own shares as part of Plexus’ 401(k) Savings Plan (the “401(k) Plan”) and/or the Plexus 2000 and 2005 Employee Stock Purchase Plans (the “Purchase Plans”) will receive a separate means for proxy voting their shares held in each account. Shares held by the 401(k) Plan for which participant designations are received will be voted in accordance with those designations; those shares for which designations are not received will be voted proportionally, based on the votes for which voting directions have been received from participants. Shares held in accounts under the Purchase Plans will be voted in accordance with management recommendations except for shares for which contrary designations from participants are received.
Q: WHO WILL COUNT THE VOTE?
A: Broadridge Financial Solutions, Inc. will use an automated system to tabulate the votes. Its representatives will also serve as the election inspectors.
Q: WHO CAN ATTEND THE ANNUAL MEETING?
A: All shareholders of record as of the close of business on December 9, 2010, can attend the meeting. However, seating is limited and will be on a first arrival basis.
To attend the annual meeting, please follow these instructions:
•	Bring proof of ownership of Plexus common stock and a form of identification; or

•	If a broker or other nominee holds your shares, bring proof of ownership of Plexus common stock through such broker or nominee and a form of identification.
Q: CAN I CHANGE MY VOTE AFTER I RETURN OR SUBMIT MY PROXY?
A: Yes. Even after you have submitted your proxy, proxies may be revoked at any time prior to the voting thereof either by written notice filed with the secretary or acting secretary of the meeting or by oral notice to the presiding officer during the meeting. Presence at the annual meeting of a shareholder who has appointed a proxy does not in itself revoke a proxy.
Q: MAY I VOTE AT THE ANNUAL MEETING?
A: If you complete a proxy card or vote via the internet, you may still vote in person at the annual meeting. To vote at the meeting, please either give written notice that you would like to revoke your original proxy to the secretary or acting secretary of the meeting or oral notice to the presiding officer during the meeting.
If a broker, bank or other nominee holds your shares and you wish to vote in person at the annual meeting you must obtain a proxy issued in your name from the broker, bank or other nominee; otherwise you will not be permitted to vote in person at the annual meeting.

Q: WHO IS MAKING THIS SOLICITATION?
A: This solicitation is being made on behalf of Plexus by its board of directors. Plexus will pay the expenses in connection with the solicitation of proxies. Upon request, Plexus will reimburse brokers, dealers, banks and voting trustees, or their nominees, for reasonable expenses incurred in forwarding copies of the proxy material and annual report to the beneficial owners of shares which such persons hold of record. Plexus will solicit proxies by mailing a Notice of Internet Availability of Proxy Materials to all shareholders; paper copies of the proxy material will be sent upon request as provided above as well as in the Notice of Internet Availability of Proxy Materials. Proxies may be solicited in person, or by telephone, e-mail or fax, by officers and regular employees of Plexus who will not be separately compensated for those services.
Q: WHEN ARE SHAREHOLDER PROPOSALS AND SHAREHOLDER NOMINATIONS DUE FOR THE 2012 ANNUAL MEETING?
A: The Secretary must receive a shareholder proposal no later than August 19, 2011, in order for the proposal to be considered for inclusion in our proxy materials for the 2012 annual meeting. The 2012 annual meeting of shareholders is tentatively scheduled for February 15, 2012. To otherwise bring a proposal or nomination before the 2012 annual meeting, you must comply with our bylaws. Currently, our bylaws require written notice to the Secretary between October 8, 2011, and November 2, 2011. The purpose of this requirement is to assure adequate notice of, and information regarding, any such matter as to which shareholder action may be sought. If we receive your notice after November 2, 2011, then your proposal or nomination will be untimely. In addition, your proposal or nomination must comply with the procedural provisions of our bylaws. If you do not comply with these procedural provisions, your proposal or nomination can be excluded. Should the board nevertheless choose to present your proposal, the named Proxies will be able to vote on the proposal using their best judgment.
Q: WHAT IS THE ADDRESS OF THE SECRETARY?
A: The address of the Secretary is:
Plexus Corp. Attn: Angelo M. Ninivaggi One Plexus Way P.O. Box 156 Neenah, Wisconsin 54957-0156
Q: WILL THERE BE OTHER MATTERS TO VOTE ON AT THIS ANNUAL MEETING?
A: We are not aware of any other matters that you will be asked to vote on at the annual meeting. Other matters may be voted on if they are properly brought before the annual meeting in accordance with our bylaws. If other matters are properly brought before the annual meeting, then the named proxies will vote the proxies they hold in their discretion on such matters.
For matters to be properly brought before the meeting, our bylaws require that we receive written notice, together with specified information, not less than 45 days nor more than 70 days before the first anniversary of the date in which proxy materials for the previous year’s annual meeting were first made available to shareholders. We did not receive notice of any matters by the deadline for the 2011 annual meeting, which was November 3, 2010.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
          The following table presents certain information as of December 9, 2010, regarding the beneficial ownership of the Plexus common stock held by each director or nominee for director, each executive officer appearing in the “Summary Compensation Table” included in “Executive Compensation,” all directors and executive officers as a group, and each known 5%-or-greater shareholder of Plexus.

	Shares	Percentage
	Beneficially	of Shares
Name	Owned (1)	Outstanding
Ralf R. Böer	55,500	*
Stephen P. Cortinovis	64,000	*
David J. Drury	67,000	*
Dean A. Foate	743,034	1.8%
Peter Kelly	56,100	*
Phil R. Martens	—	*
John L. Nussbaum	163,998	*
Michael V. Schrock	43,000	*
Charles M. Strother, MD	67,000	*
Mary A. Winston	18,000	*

Ginger M. Jones	55,076	*
Michael D. Buseman	47,660	*
Todd P. Kelsey	64,273	*
Yong Jin Lim	59,420	*

All executive officers and directors as a group (18 persons)	1,706,981	4.1%

Lord, Abbett & Co. LLC (2)	3,656,202	9.0%
Vanguard Group, Inc. (3)	2,514,193	6.2%
Disciplined Growth Investors, Inc. (4)	2,456,955	6.1%
Columbia Wanger Asset Management, LLC (5)	2,389,807	5.9%

*	Less than 1%

(1)	The specified persons have sole voting and sole dispositive powers as to all shares, except as otherwise indicated. The amounts include shares subject to options granted under Plexus’ option plans which are exercisable currently or within 60 days of December 9, 2010. The options include those held by Mr. Böer (48,500 shares), Mr. Cortinovis (57,000), Mr. Drury (60,000), Mr. Foate (627,000), Mr. Kelly (45,000), Mr. Nussbaum (45,000), Mr. Schrock (35,000), Dr. Strother (60,000), Ms. Winston (14,000), Ms. Jones (46,000), Mr. Buseman (42,625), Mr. Kelsey (58,225) and Mr. Lim (50,000), and all executive officers and directors as a group (1,355,352). While the total for all executive officers and directors as a group includes 205 shares that may be acquired pursuant to stock-settled stock appreciation rights (“SARs”) granted under Plexus’ equity incentive plans that are currently vested, it excludes certain SARs because the respective exercise prices of those SARs were below the market value of Plexus common stock on December 9, 2010. SARs are owned by an individual who is neither a director nor an executive officer named in the “Summary Compensation Table.”

(2)	Lord, Abbett & Co. LLC filed a report on Schedule 13G dated December 31, 2009, reporting sole voting power as to 2,461,312 shares, and sole dispositive power as to 2,743,951 shares of common stock. Lord Abbett subsequently filed a report on Form 13F for the quarter ended September 30, 2010, showing sole investment power as to 3,641,523 shares and sole voting power as to 3,198,234 shares. The address of Lord Abbett, an investment advisor, is 90 Hudson Street, Jersey City, New Jersey 07302.

(3)	Vanguard Group, Inc. filed a report on Schedule 13G dated December 31, 2009, reporting sole voting power as to 56,219 shares, and sole dispositive power as to 2,321,839 shares of common stock. Vanguard subsequently filed a report on Form 13F for the quarter ended September 30, 2010, showing sole investment power as to 2,464,870 shares and sole voting power as to 49,323 of those shares. The address of Vanguard Group, an investment advisor, is P.O. Box 2600, Valley Forge, Pennsylvania 19482.

(4)	Disciplined Growth Investors, Inc. filed a report on Schedule 13G dated June 30, 2008, reporting that it held sole voting power as to 1,899,904 shares and sole dispositive power as to 2,168,854 shares of common stock. Disciplined Growth Investors subsequently filed a report on Form 13F for the quarter ended September 30, 2010, showing sole investment power as to 2,456,955 shares and sole voting power as to 2,092,005 shares. The address of Disciplined Growth Investors, an investment advisor, is 100 South Fifth Street, Suite 2100, Minneapolis, Minnesota 55402.

(5)	Columbia Wanger Asset Management, LLC filed a report on Form 13F for the quarter ended September 30, 2010, showing sole investment power as to 2,389,807 shares and sole voting power as to 2,171,807 shares. The address of Columbia Wanger, an investment advisor, is 227 West Monroe Street, Suite 3000, Chicago, Illinois 60606.

ELECTION OF DIRECTORS
          Plexus believes that it needs to attract and retain talented, focused, and motivated leadership to develop the long-term strategy and deliver the economic profit that our shareholders expect. For Plexus, the concept of leadership is not limited to the leadership within the Company; leadership also includes the individuals who serve on Plexus’ board.
          In accordance with Plexus’ bylaws, the board of directors has determined that there shall be nine directors elected at the annual meeting of shareholders to serve until their successors are duly elected and qualified. The persons who are nominated as directors, and for whom proxies will be voted unless a shareholder specifies otherwise, are named below. If any of the nominees should decline or be unable to act as a director, which is not foreseen, the proxies will be voted with discretionary authority for a substitute nominee designated by the board of directors. Plexus’ bylaws authorize up to ten directors, as determined by the board. The Plexus board may expand the board up to the number of directors authorized in Plexus’ bylaws and elect directors to fill empty seats, including those created by an expansion, between shareholders’ meetings.
          Charles M. Strother, MD, a director since 2002, is not standing for re-election at the annual meeting pursuant to the Company’s bylaws, which generally prohibit individuals 70 years of age or older from being eligible for election or re-election to the board. The board of directors would like to thank Dr. Strother for his many important contributions and years of dedicated service as a member of Plexus’ board.

Principal Occupation,
Name and Age	Business Experience and Education (1)

Ralf R. Böer, 62 Director since 2004	Mr. Böer is a Partner, Chairman and Chief Executive Officer of Foley & Lardner LLP, a national law firm; his practice includes international and domestic acquisitions, international business transactions and licensing and technology transfers. He is also a director of Fiskars Corporation, a global consumer products company. Mr. Böer obtained his B.A. from the University of Wisconsin-Milwaukee and his J.D. from the University of Wisconsin Law School.

Stephen P. Cortinovis, 60 Director since 2003	Mr. Cortinovis is a private equity investor in Lasco Foods Company. He was previously a Partner of Bridley Capital Partners Limited, a private equity group, and prior thereto served as President—Europe of Emerson Electric Co., a diversified global technology company. He is also a director of Insituform Technologies, Inc., a company specializing in trenchless technology for underground pipes, as well as the chair of its Corporate Governance and Nominating Committee. Mr. Cortinovis obtained both his B.A. and J.D. from St. Louis University.

David J. Drury, 62 Director since 1998	Mr. Drury is President and Chief Executive Officer of Poblocki Sign Company LLC, an exterior and interior sign systems company. He is also a director of Journal Communications, Inc., a media holding company, as well as its lead director and the chair of its Nominating and Corporate Governance Committee and its Executive Committee. In addition, Mr. Drury is a trustee of The Northwestern Mutual Life Insurance Company, an insurance and financial products company. Mr. Drury earned his B.B.A. from the University of Wisconsin-Whitewater and is a Certified Public Accountant who practiced as such for 18 years.

Dean A. Foate, 52 Director since 2000	Mr. Foate has served as President and Chief Executive Officer of Plexus since 2002. He was Chief Operating Officer and Executive Vice President of Plexus until 2002 and President of Plexus Technology Group, Inc., Plexus’ engineering services business, prior thereto. Mr. Foate is also a director of Regal Beloit Corporation, an electrical motors and mechanical products company, as well as the chair of its Compensation and Human Resources Committee. Mr. Foate earned his B.S. from the University of Wisconsin-Madison and his Master of Science in Engineering Management from the Milwaukee School of Engineering.

Principal Occupation,
Name and Age	Business Experience and Education (1)

Peter Kelly, 53 Director since 2005	Mr. Kelly has served as Vice President and Chief Financial Officer of UGI Corp., a distributor and marketer of energy products and services, since 2007. He was Chief Financial Officer and Executive Vice President of Agere Systems, a semi-conductor company, from 2005 to 2007, and Executive Vice President of Agere’s Global Operations Group prior thereto. Mr. Kelly earned a B.S. from the University of Manchester (U.K.) Institute of Science and Technology and is a fellow of the Chartered Institute of Management Accountants. (2)

Phil R. Martens, 50 Director since 2010	Mr. Martens has served as President, Principal Executive Officer and Chief Operating Officer of Novelis Inc., an aluminum rolled products producer, since 2009. He was Senior Vice President and President, Light Vehicle Systems for ArvinMeritor, Inc., a supplier of integrated systems, modules and components, from 2006 to 2009, and previously served as President and Chief Operating Officer of Plastech Engineered Products, Inc., an automotive component supplier until 2006. Prior thereto, he held various engineering and leadership positions at Ford Motor Company. Mr. Martens obtained a B.S. from Virginia Polytechnic Institute and State University and an M.B.A. from the University of Michigan. In addition, he was awarded an honorary Doctorate in Engineering from Lawrence Technical Institution for his extensive contributions to the global automotive industry. (3)

John L. Nussbaum, 68 Director since 1980	Mr. Nussbaum has served as Chairman of Plexus since 2002. He is a co-founder of Plexus, was its Chief Executive Officer until 2002, and served as Plexus’ President and Chief Operating Officer prior thereto. Mr. Nussbaum earned a B.A. from St. John’s University (Minnesota).

Michael V. Schrock, 57 Director since 2006	Mr. Schrock has served as President and Chief Operating Officer of Pentair, Inc., a diversified manufacturer, since 2006. He previously was President and Chief Operating Officer of Pentair’s Technical Products and Filtration Divisions. Prior to joining Pentair, Mr. Schrock held various senior management positions with Honeywell International Inc., a diversified technology and manufacturing company, covering North America as well as the European, Africa and Middle East regions. Mr. Schrock earned a B.S. from Bradley University and an M.B.A. from Northwestern University, Kellogg School of Management.

Mary A. Winston, 49 Director since 2008	Ms. Winston has served as Senior Vice President and Chief Financial Officer of Giant Eagle, Inc., a food retailer and food distributor, since 2008. She was President and Founder of WinsCo Financial, LLC, a financial solutions consulting firm, from 2007 to 2008. Ms. Winston served as Executive Vice President and Chief Financial Officer of Scholastic Corporation, a children’s publishing and media company, from 2004 to 2007. Prior thereto, she was a Vice President of Visteon Corporation, an automotive parts supplier, until 2004, and a Vice President of Pfizer Inc., a global biopharmaceutical company, until 2002. She is also a director of Dover Corporation, a diversified manufacturing company, and the chair of its Audit Committee. Ms. Winston obtained a B.B.A. from the University of Wisconsin-Milwaukee, an M.B.A. from Northwestern University, Kellogg School of Management and is a Certified Public Accountant.

(1)	Unless otherwise noted, all directors have been employed in their principal occupation listed above for the past five years or more.

(2)	In June 2010, Mr. Kelly announced his intention to retire from UGI Corp. in early 2011.

(3)	Plastech Engineered Products, Inc. filed for Chapter 11 bankruptcy protection in February 2008, approximately two years after Mr. Martens left the company.

          The Company believes it is important for its board to be comprised of individuals with diverse backgrounds, skills and experiences. All board members are expected to meet Plexus’ board member selection criteria, which are listed below:
•	Impeccable honesty and integrity.

•	A high level of knowledge gained through formal education and/or specific practical experience.

•	Broad based business acumen, including a general understanding of operations management, marketing, finance, human resources management, corporate governance and other elements relevant to the success of a large publicly-traded company.

•	An understanding of the Company’s business on a technical level.

•	Global thinking and focus as well as a general understanding of the world economy.

•	Strategic thinking and an ability to envision future opportunities and risks.

•	A willingness to engage in thoughtful debate and challenging discussions in a respectful manner.

•	A network of important contacts that can bring knowledge and assistance to Plexus.

•	A commitment to spend requisite time on board responsibilities.
          In addition to the board member selection criteria identified above, the board and the Nominating and Corporate Governance Committee review the board’s composition annually to ensure that an appropriate diversity of backgrounds, skills and experiences is represented. Important skills and experiences currently identified are as follows:
•	Significant experience as a chief executive officer and/or chief operating officer of a publicly-traded company, or of a major division of a publicly-traded company.

•	Financial and accounting skills as well as experience in a public company, preferably with experience as a controller and/or chief financial officer; any such person is expected to fulfill the Securities and Exchange Commission’s requirements for an “audit committee financial expert.”

•	International experience with an understanding of conducting business on a global scale.

•	In-depth knowledge and significant practical experience in sales and marketing at an electronic manufacturing services (“EMS”) company or at another company in a related industry.

•	A manufacturing management background, ideally an engineer, from a large, well respected manufacturing-based company, preferably one that relies on supply chain management for a competitive advantage.

•	Considerable human resources management experience involving the design of both short-term and long-term compensation programs, and an understanding of benefit plans.

•	Experience managing succession planning and leadership development for a successful company.
          The following is the Company’s current matrix of experience for our board, which together with the directors’ principal occupations and business experience described above, as well as the Company’s board member selection criteria, provide the reasons that each individual is being re-nominated as a director. Boxes marked with an “X” in the matrix below indicate that the particular experience is one of the specific reasons that the director has been re-nominated to serve on the board. The lack of an “X” does not mean that the director does not possess that experience, but rather that it is not a particular area of focus or expertise of the director which was specifically identified as a reason for that director’s nomination.

	Mr.	Mr.	Mr.	Mr.	Mr.	Mr.	Mr.	Mr.	Ms.
	Böer	Cortinovis	Drury	Foate	Kelly	Martens	Nussbaum	Schrock	Winston
CEO/COO Experience				X	X	X	X	X
Financial and Accounting Experience		X	X	X	X		X		X
Global Business Experience	X	X	X	X	X	X	X	X	X
Sales and Marketing Experience		X		X		X		X
Manufacturing Management Background				X	X	X
Supply Chain Management Experience				X	X	X		X
Compensation and Benefits Experience	X	X	X	X	X	X	X	X
Leadership Development and Succession Planning Experience	X	X	X	X	X	X	X	X	X

CORPORATE GOVERNANCE
Board of Directors Meetings
          The board of directors held five meetings during fiscal 2010. As part of these meetings, non-management directors regularly meet without management present. All of our directors attended at least 75% of the total meetings of the board and the committees of the board on which they served. The Plexus board of directors conducts an annual self-evaluation process, reviewing the performance of each individual board member as well as the performance of the board as a whole.
          Plexus encourages all of its directors to attend the annual meeting of shareholders. Plexus generally holds a board meeting coincident with the annual meeting of shareholders to minimize director travel obligations and facilitate their attendance at the shareholders’ meeting. All directors attended the 2010 annual meeting of shareholders.
Director Independence
          As a matter of good corporate governance, we believe that the board of directors should provide a strong voice in the governance of our company. Therefore, under our corporate governance policies and in accordance with Nasdaq Global Select Stock Market rules, at least a majority of our directors must be “independent directors.”
          When the board of directors makes its determination regarding which directors are independent, the board first considers and follows the Nasdaq Global Select Stock Market rules. The board also reviews other transactions and relationships, if any, involving Plexus and the directors or their family members or related parties; see “Certain Transactions” herein for a discussion of our policy regarding such transactions. Plexus expects its directors to inform it of any transaction, whether direct or indirect through an immediate family member or any business entity controlled by any of them, involving the director; Plexus also surveys directors periodically to confirm this information. Plexus does not use any dollar amount to screen transactions that should be reported to the Company. The board reviews the information submitted by its directors for its separate determination of materiality and compliance with Nasdaq and other standards when it determines independence.
          In determining independence for the coming year, the board considered two relationships that, upon review, the board did not believe affected the independence of the directors.
•	Mr. Drury is an executive officer of Poblocki Sign Company LLC. Plexus’ payments to Poblocki in fiscal 2010 were $57,077, which represented less than one percent of Poblocki’s annual revenues and significantly less than one-tenth of one percent of Plexus’ annual revenues.

•	Mr. Schrock is an executive officer of Pentair, Inc., which is a supplier to Plexus. Plexus’ payments to Pentair in fiscal 2010 were $658,263, which represented significantly less than one-tenth of one percent of each of Plexus’ and Pentair’s annual revenues.
          Based on the applicable standards and the board’s review and consideration, the board of directors has determined that Messrs. Böer, Cortinovis, Drury, Kelly, Martens and Schrock, Dr. Strother and Ms. Winston are each “independent” under applicable rules and guidelines. Mr. Foate, as chief executive officer of the Company, and Mr. Nussbaum, who is a former chief executive officer of Plexus and receives retirement payments from Plexus, are not considered to be “independent.”
          Our independent directors have the opportunity to meet in executive session, without the other directors or management, as part of each regular board meeting.

Board Leadership Structure
          Mr. Nussbaum, our former Chief Executive Officer, serves as the Chairman of the Board. The Company believes that having our former CEO serve as Chairman is an appropriate leadership structure at the current time because Mr. Nussbaum has extensive knowledge of the Company and the EMS industry, which continue to be valuable in communicating with and leading the board in his role as Chairman.
          The Company’s bylaws do not mandate, nor does the board have a policy that requires, the separation or combination of the CEO and Chairman roles. The board may reconsider our leadership structure in the future based on the best interests of the Company at that time.
Board’s Role in Risk Oversight
          It is management’s responsibility to manage the Company’s enterprise risks on a day-to-day basis. Through regular updates, the board of directors oversees management’s efforts to ensure that they effectively identify, prioritize, manage and monitor all material business risks to Plexus’ strategy.
          The board delegates certain risk management oversight responsibilities to its committees. The Audit Committee reviews and discusses the Company’s major financial risk exposures and the steps management has taken to identify, monitor, and control such risks. The Compensation and Leadership Development Committee is responsible for overseeing risk related to the Company’s compensation programs, including considering whether such programs are in line with the Company’s strategic objectives and incentivize appropriate risk-taking. The Nominating and Corporate Governance Committee is tasked with risks associated with corporate governance and compliance.
Board Committees
          The board of directors has three standing committees, all comprised solely of independent directors: Audit, Compensation and Leadership Development, and Nominating and Corporate Governance. The committees on which our directors currently serve, and the chairs of those committees, are identified in the following table:

Compensation
		and	Nominating
		Leadership	and Corporate
Director	Audit	Development	Governance
Ralf R. Böer			Chair
Stephen P. Cortinovis	X	Chair
David J. Drury	Chair		X
Peter Kelly	X	X
Phil R. Martens*		X	X
Michael V. Schrock		X	X
Charles M. Strother, MD		X	X
Mary A. Winston	X

*	Mr. Martens, who was elected to the board effective September 23, 2010, was appointed to both the Compensation and Leadership Development Committee and the Nominating and Corporate Governance Committee in November 2010.
Messrs. Foate and Nussbaum are not “independent” directors; therefore, they are not eligible to serve on these committees under Nasdaq rules or the committees’ charters.
          Audit Committee
          The Audit Committee met eight times in fiscal 2010. The Audit Committee chooses the Company’s independent auditors and oversees the audit process as well as the Company’s accounting and finance functions.

Among its other responsibilities, the Committee also oversees the Company’s ethics and whistle-blowing reporting programs. See also “Report of the Audit Committee.”
          Audit Committee Financial Experts
          The board has determined that Messrs. Drury and Kelly and Ms. Winston are “audit committee financial experts” based on a review of each individual’s educational background and business experience. For purposes of Securities and Exchange Commission (“SEC”) and Nasdaq rules, Messrs. Drury and Kelly and Ms. Winston are, along with Mr. Cortinovis, the other member of the Audit Committee, “independent” of Plexus. All members of the Audit Committee are “financially literate” and meet the other SEC and Nasdaq requirements for Audit Committee membership.
          Compensation and Leadership Development Committee
          The Compensation and Leadership Development Committee (in this subsection, the “Committee”) held seven meetings during fiscal 2010. The Committee establishes the general compensation philosophies and plans for Plexus, determines the CEO’s and other executive officers’ compensation and approves grants and awards under Plexus’ compensation plans. The Committee also considers and makes recommendations to the board with respect to other employee compensatory plans and arrangements. Further, the Committee is responsible for reviewing Plexus’ leadership structure, talent management efforts, leadership development and executive succession plans. In addition to the following subsection, see also “Compensation Discussion and Analysis” and “Compensation Committee Report” below for further information on the Committee’s philosophies and practices, and its determinations in fiscal 2010.
          Overview of the Compensation Decision-Making Process
          In accordance with the philosophy and the goals described below in “Compensation Discussion and Analysis,” Plexus compensates its executive officers through salaries and various other compensation plans. The Committee considers many factors in its decision-making process about the compensation of Plexus’ leadership and the design of compensation plans company-wide.
          When determining compensation in fiscal 2010, as in past years, the Committee compared the compensation of Plexus’ executive officers with that paid by other companies in the general industries in which Plexus recruits, comparable companies in the electronic manufacturing services industry, companies with similar financial profiles and numerous general and electronics industry published surveys. The Committee initially determined the peer group prior to making fiscal 2007 compensation decisions with assistance from its former compensation consultants, Sibson Consulting (“Sibson”). Companies were chosen using filtering criteria, such as industry codes, peer groups, relative size and employee base; anomalies or special circumstances (primarily acquisitions or significant size differences) which caused certain companies to not be in fact comparable were also reviewed. In addition, the Committee and Sibson also identified financial peers that were not in a similar business but which were similar in size and financial performance to Plexus.
          Our resulting core peer list for fiscal 2010 consisted of:
•	3Com Corporation

•	Altera Corporation

•	Amkor Technology, Inc.

•	Arris Group, Inc.

•	Atmel Corporation

•	Benchmark Electronics, Inc.

•	Broadcom Corporation

•	Conexant Systems, Inc.

•	CTS Corporation

•	Integrated Device Technology, Inc.

•	International Rectifier Corporation

•	Jabil Circuit, Inc.

•	Juniper Networks, Inc.

•	KLA-Tencor Corporation

•	Linear Technology Corporation

•	Molex Incorporated

•	Novellus Systems, Inc.
Essentially the same peer group was also used for fiscal 2007, 2008 and 2009 executive compensation planning.
          In accordance with its previously disclosed plans, the Committee performed a full review of the composition of the peer group in fiscal 2010 because, due to acquisitions and other changes, the Committee believed that certain companies had become less comparable to Plexus than when they were originally selected. The

Committee intends to conduct reviews of the peer group and selection criteria on a periodic basis to ensure that both are appropriate. Consistent with the practice described above, companies were chosen using filtering criteria, such as industry codes, peer companies identified for competitors, company size, profitability, geographic location, company complexity and recent financial performance (i.e., 1-5 years). As a result of this review, the following companies were chosen as the new peer group:
•	Agilent Technologies, Inc.

•	Altera Corporation

•	Amphenol Corporation

•	Arris Group, Inc.

•	AVX Corporation

•	Benchmark Electronics, Inc.

•	Bruker Corporation

•	Celestica Inc.

•	Esterline Technologies Corporation

•	Harris Corporation

•	Invacare Corporation

•	Jabil Circuit, Inc.

•	Molex Incorporated

•	Regal-Beloit Corporation

•	Sanmina-SCI Corporation

•	Teledyne Technologies Incorporated

•	Trimble Navigation Limited

•	Vishay Intertechnology, Inc.
This new peer group is being used for fiscal 2011 executive compensation planning.
          When making compensation determinations, the Committee’s analysis includes a review of the Company’s financial results and shareholder return performance in comparison to peer group companies, an internal calibration of pay and equity award levels and an accumulated value analysis. In performing these analyses, the Committee continues to use tally sheets, which provide a comprehensive view of Plexus’ compensation payout exposure under various performance scenarios, and also assist in the Committee’s evaluation of the reasonableness of compensation as a whole. The accumulated value analysis examines the CEO’s accumulation of wealth through the deferred compensation plan and annual equity awards. These assessments also identify the proportionality of the CEO’s pay to the pay of executives at other levels in the organization and compare this information with published survey data. In addition, the Committee uses the vested and unvested equity information to balance the level of existing awards with the desire to reward performance and to provide retention incentives.
          In addition to reviewing compensation to help assure that it provides an incentive for superior Company performance, the Company and the Committee periodically review comparable information from peer group companies and other sources, as discussed above, to maintain a competitive compensation package that aids in executive retention and fairly compensates the executives for performance. However, it does not aim for any numerical or percentile tests within this comparable information. The Committee believes that it is important for it to use its judgment in applying this information in individual cases, rather than arbitrarily attempting to aim for a particular numerical equivalence. In that consideration, the Committee discusses total compensation (including outstanding equity awards) for all executive officers, the level of experience and leadership each provides, and financial and personal performance results. The Committee seeks to balance different types of compensation in order to promote retention and strong Company performance. The Committee believes this approach results in a comprehensive and thoughtful compensation review process because it allows the Committee to use discretion when appropriate in responding to particular circumstances. The Committee intends to continue these practices in the future.
          Management Participation. Members of management, particularly the CEO and human resources personnel, regularly participate in the Committee’s meetings at the Committee’s request. Management’s role is to contribute information to the Committee and provide staff support and analysis for its discussions. However, management does not make any recommendation for the CEO’s compensation, nor does management make the final determination of the CEO’s or the other executive officers’ amount or form of executive compensation. The CEO does recommend compensation for the other executive officers to the Committee, subject to the Committee’s final decision. To assist in determining compensation recommendations for the other executive officers, the CEO considers Plexus’ compensation philosophy and, in partnership with the human resources management team, utilizes the same compensation decision-making process as the Committee. Decisions regarding the compensation of the CEO are made in executive sessions at which the Committee members participate with select members of human resources management to review competitive practices and overall plan expense. The sessions generally focus on the CEO’s performance achievement and the elements of his compensation. The Committee also discusses and reviews materials comparing the CEO’s compensation to peer group and survey data as well as Plexus’ overall performance relative to the companies in our peer group. Materials presented also include a pay comparison of the CEO to our other executive officers and a review of the CEO’s vested and unvested equity grants in an effort to assess possible retention risks.

          Use of Consultants. The Committee uses outside compensation consultants to assist it in analyzing Plexus’ compensation programs and in determining appropriate levels of compensation and benefits. The decision to retain consultants, and if so which consultant(s) to retain, is determined solely by the Committee. Management has the authority to approve compensation consultant fees on a project basis, although the Committee reviews all fees relating to executive compensation.
          Plexus human resources personnel meet with the compensation consultants to help the consultants understand Plexus’ business model, organizational structure and compensation philosophy. This interaction provides the consultants with a framework to Plexus’ approach to compensation and its application. As part of its staff support function, Plexus human resources personnel also discuss results and conclusions with the compensation consultants. These discussions permit Plexus human resources personnel to be aware of the consultants’ recommendations and analysis, as well as to understand the rationale and methodology behind their conclusions.
          For fiscal 2010 compensation planning, at the direction of the Committee, Towers Watson (formerly known as Watson Wyatt Worldwide) was engaged to conduct a detailed analysis of the Company’s current executive compensation package, as described above. For fiscal 2011 compensation planning, the Committee directed the Company’s internal human resources staff to prepare an analysis of the Company’s executive compensation package consistent with prior years. Plexus’ internal staff is obtaining market-based data to provide the Committee with the same data and analysis as in previous years. It is expected that an external firm will perform a detailed analysis of the Company’s executive compensation package every other year going forward.
          Neither the Company nor the Committee places any limitations or restrictions on its consulting firms or their reviews. Towers Watson and previous consulting firms have been retained by the Company only for projects related to the Company’s executive and director compensation programs. The Company does provide substantive information about Plexus to help its consultants better understand the Company. Human resources personnel also meet with the consultants to discuss the consultants’ conclusions as to Plexus’ executive pay practices, organizational matters, the duties and responsibilities of particular positions, and overall conclusions based upon Plexus’ compensation principles and goals.
          Compensation Committee Interlocks and Insider Participation
          Each of the members of the Committee was an independent director and there were no relationships or transactions in fiscal 2010 with those members requiring disclosure under SEC rules. See, however, “Director Independence” above for certain other relationships that the board considered when determining the independence of the directors.
          Nominating and Corporate Governance Committee
          The Nominating and Corporate Governance Committee (the “Nominating Committee”) met three times in fiscal 2010. The Nominating Committee considers candidates for board membership, reviews the effectiveness of the board, makes recommendations to the board regarding directors’ compensation, monitors Plexus’ compliance efforts, and evaluates and oversees corporate governance and related issues.
          The Nomination Process
          The Nominating Committee generally utilizes a director search firm to identify candidates, but it evaluates those individuals on its own; the Committee would also consider candidates suggested by outside directors, management and/or shareholders. As described above in “Election of Directors,” in accordance with the Company’s board member selection criteria, the Nominating Committee considers the diversity of backgrounds, skills and experiences among board members in identifying areas which could be augmented by new members. To help assure that directors have the time to devote to their duties, Plexus directors may not serve on the boards of more than three additional public companies. The composition of the Board is reviewed annually to insure that an appropriate mix of skills, experiences and backgrounds is represented; the membership mix of the Board may also be changed as necessary to meet business needs.
          The Nominating Committee would consider proposed nominees to the board submitted to it by shareholders. If a qualified candidate expresses a serious interest, and if there is a position available and the candidate’s experience indicates that the candidate may be an appropriate addition to the board, the Nominating Committee would review the background of the candidate and, if appropriate, meet with the candidate. A decision would then be made whether to nominate that person to the board. The Nominating Committee’s policy is to not evaluate proposed nominees differently depending upon who has proposed the potential nominee.
          Mr. Martens, who was elected to the board of directors in September 2010, is an independent director. Mr. Martens was first suggested as a director-nominee as a result of a search conducted by Taylor Meyer Associates, an executive recruiting firm retained by the Nominating Committee. Taylor Meyer Associates was paid a fee for researching and recommending potential candidates.
          If a shareholder wishes to propose someone as a director for the Nominating Committee’s consideration, the name of that nominee and related personal information should be forwarded to the Nominating Committee, in care of the Secretary, at least six months before the next annual meeting of shareholders to assure time for meaningful consideration by the Nominating Committee. See also “Commonly Asked Questions and Answers About the Annual Meeting” for bylaw requirements for nominations. Plexus has neither received nor rejected any candidates put forward by significant shareholders.
Communications with the Board
          Any communications to the board of directors should be sent to Plexus’ headquarters office in care of Plexus’ Secretary, Angelo Ninivaggi. Any communication sent to the board in care of the Chief Executive Officer, the Secretary or any other corporate officer is forwarded to the board. There is no screening process and any communication will be delivered directly to the director or directors to whom it is addressed. Any other procedures which may be developed, and any changes in those procedures, will be posted as part of our Corporate Governance Guidelines on Plexus’ website at www.plexus.com, under the link titled “Investor Relations” then “Corporate Governance” (or at http://www.plexus.com/corporategovernanceguidelines.php).
Code of Ethics, Committee Charters and Other Corporate Governance Documents
          Plexus regularly reviews and augments its corporate governance practices and procedures. As part of its corporate governance practices, Plexus has adopted a Code of Conduct and Business Ethics, Corporate Governance Guidelines and written charters for each of its board committees discussed above. Plexus will be responding to and complying with related SEC and Nasdaq Global Select Stock Market directives as they are finalized, adopted and become effective. Plexus has posted on its website, at www.plexus.com, under the link titled “Investor Relations” then “Corporate Governance” (or at http://www.plexus.com/corporategovernanceguidelines.php), copies of its Code of Conduct and Business Ethics, its Corporate Governance Guidelines, the charters for its Audit, Compensation and Leadership Development, and Nominating and Corporate Governance Committees, director selection criteria (included as an appendix to our Corporate Governance Guidelines), director and officer stock ownership guidelines and other corporate governance documents. If those documents (including the committee charters, the Code of Conduct and Business Ethics and the Corporate Governance Guidelines) are changed, waivers from the Code of Conduct and Business Ethics are granted, or new procedures are adopted, those new documents, changes, waivers and/or procedures will be posted on Plexus’ corporate website at the address above.

Directors’ Compensation
          The Nominating and Corporate Governance Committee of the board of directors recommends, subject to board approval, compensation paid to non-employee directors, including equity awards to non-employee directors under the 2008 Long-Term Plan. In determining the compensation paid to the non-employee directors, the Nominating and Corporate Governance Committee considers similar types of factors, including comparison with peer companies and company performance, that are considered by the Compensation and Leadership Development Committee when determining executive compensation.
          During fiscal 2010, each Plexus director who was not a full-time Plexus officer or employee (all directors except Mr. Foate) received an annual director’s fee of $42,000 plus meeting fees of $2,000 for each board meeting attended in person ($1,000 if attended other than in person) and an additional $1,000 for each committee meeting attended in person ($500 if other than in person). The chairs of each committee received additional annual fees for service as a committee chair; the chair of the Audit Committee received $15,000 and the chairs of the Compensation and Leadership Development Committee and the Nominating and Corporate Governance Committee each received $10,000. Additionally, in certain circumstances directors may be reimbursed for attending educational seminars or, in each individual’s capacity as a director, other meetings at Plexus’ behest. For fiscal 2011, the annual director’s fee will increase to $45,000 and committee meeting fees will increase to $1,500 for each such meeting attended in person ($750 if attended other than in person). Beginning in fiscal 2011, directors are eligible to defer their cash fees, as well as stock awards (excluding options), through the Non-Employee Directors Deferred Compensation Plan. Previously, directors were eligible to defer their cash fees through Plexus’ supplemental executive retirement plan, which is described in “Compensation Discussion and Analysis” below.
          Directors may also participate in the 2008 Long-Term Plan, which permits the grant of options, stock-settled stock appreciation rights (“SARs”), restricted stock (which may be designated as restricted stock awards or restricted stock unit awards), unrestricted stock awards, performance stock awards, and cash bonus awards. Stock options are generally granted to directors quarterly, at the same time as employee grants, and, beginning in fiscal 2010, vest immediately on the respective grant dates; previously, one half of the options granted vested immediately on the grant date and the balance vested on the first anniversary of the grant date. The exercise price of stock options is equal to the average of the high and low sale prices of Plexus stock on the Nasdaq Global Select Market on the grant date. Also beginning in fiscal 2010, unrestricted stock awards were granted to directors at the same time as employee equity grants during the second quarter of the fiscal year; the number of stock options awarded to directors was reduced to reflect the addition of the unrestricted stock award. The mix of unrestricted stock awards and stock options is designed to balance the Company’s goal of aligning directors’ interests, through stock awards, with the long-term ownership interests of our shareholders with the incentives offered by stock options, which provide rewards based on the increase in our share price.

Director Compensation Table
          The following table sets forth the compensation that was paid by Plexus to each of our non-employee directors in fiscal 2010:

	Fees Earned	Option	Stock	Other
	or Paid in	Awards	Awards	Benefits
Name	Cash ($)(1)	($)(2)	($)(2)	($)(3)	Total ($)
Ralf R. Böer	$65,500	$58,776	$67,998	—	$192,274
Stephen P. Cortinovis	72,500	58,776	67,998	—	199,274
David J. Drury	76,500	58,776	67,998	—	203,274
Peter Kelly	60,500	58,776	67,998	—	187,274
Phil R. Martens (4)	1,038	—	—	—	1,038
John L. Nussbaum	103,000	58,776	67,998	$342,659	572,433
Michael V. Schrock	60,000	58,776	67,998	—	186,774
Charles M. Strother, MD	60,000	58,776	67,998	—	186,774
Mary A. Winston	56,000	58,776	67,998	—	182,774

(1)	Includes annual retainer, meeting, committee and chairmanship fees and, in the case of Mr. Nussbaum, his fee as Chairman of the Board. See below regarding Mr. Nussbaum’s compensation.

(2)	The amounts shown represent the grant date fair value computed in accordance with Accounting Standards Codification Topic 718 of stock options and unrestricted stock awards granted in fiscal 2010. Generally accepted accounting principles (“GAAP”) require us to recognize compensation expense for stock options and other stock-related awards granted to our employees and directors based on the estimated fair value of the equity instrument at the time of grant. Compensation expense is recognized over the vesting period. The assumptions used to determine the valuation of the awards are discussed in footnote 11 to our consolidated financial statements.

The table below provides cumulative information about the grant date fair value of options and stock awards granted to directors in fiscal 2010, determined as of the respective grant dates in accordance with GAAP. It also provides the number of outstanding stock options that were held by our non-employee directors at October 2, 2010. As noted above, unrestricted stock awards were granted to directors in fiscal 2010; however, restricted stock awards were not granted to directors in fiscal 2010 or any prior years.

	Option Awards		Stock Awards
		Number of
	Grant Date	Securities	Grant Date
	Fair Value of	Underlying	Fair Value of
	2010 Option	Unexercised	2010 Stock
Name	Awards ($)	Options (#)	Awards ($)
Mr. Böer	$58,776	47,250	$67,998
Mr. Cortinovis	58,776	55,750	67,998
Mr. Drury	58,776	58,750	67,998
Mr. Kelly	58,776	43,750	67,998
Mr. Martens	—	—	—
Mr. Nussbaum	58,776	43,750	67,998
Mr. Schrock	58,776	33,750	67,998
Dr. Strother	58,776	58,750	67,998
Ms. Winston	58,776	12,750	67,998

Each non-employee director was awarded options for 1,250 shares on each of January 25, 2010, April 23, 2010, and July 26, 2010. Beginning in fiscal 2010, all options granted to non-employee directors vest immediately on the respective grant dates. Options granted to non-employee directors expire on the earlier of (a) ten years from the date of grant, or (b) two years after termination of service as a director. In addition, on January 25, 2010, each non-employee director received an unrestricted stock award for 2,000 shares; the average of the high and low trading prices of our shares on the Nasdaq Global Select Stock Market on that date was approximately $34.00.

(3)	Other than Mr. Nussbaum, the non-employee directors do not receive any additional benefits although they are reimbursed for their actual expenses of attending board, committee and shareholder meetings. For Mr. Nussbaum, this represents the amounts paid to him in fiscal 2010 under his deferred compensation arrangements plus the value of the health and other welfare benefits, as well as Company matching contributions to the 401(k) Plan, provided to him. See the discussion immediately below.

(4)	Mr. Martens was appointed to the board on September 23, 2010.
          Compensation of Current and Former Executive Officers who Serve on the Board
          See “Executive Compensation” for Mr. Foate’s compensation as an executive officer of Plexus generally and his employment and change in control agreements.
          Mr. Nussbaum is a former executive officer of Plexus. He ceased being considered an executive officer or employee of Plexus when he retired as its Chief Executive Officer in 2002. However, as a consequence of his many years of service as an executive officer of Plexus, he continues to be compensated under deferred compensation arrangements which were put in place during his service as an executive officer and as the non-executive Chairman of the Board.
          In 1996, the Committee established special retirement arrangements for Mr. Nussbaum as well as for two other executive officers and directors who subsequently retired. Those arrangements were intended to both to reward past service and to maintain an additional incentive for those officers’ continued performance on behalf of Plexus. The related supplemental executive retirement agreement for Mr. Nussbaum was amended in August 2009 in order to align the agreement’s provisions regarding the determination of payment amounts to a fixed 15-year annual installment payment stream. The amendment was consistent with the intent of the original agreement and with the manner in which the agreement operated in practice. The arrangements are designed to provide specified retirement and death benefits to Mr. Nussbaum in addition to those provided under the 401(k) Plan. Plexus’ commitment was funded in fiscal 2002 and prior years. Mr. Nussbaum has received payments under the special retirement arrangements since 2002, including payments of $313,110 for fiscal 2008, $325,635 for fiscal 2009 and $338,660 for fiscal 2010.
          The contributions for Mr. Nussbaum’s special retirement arrangement are invested in life insurance policies acquired by Plexus on his life. To the extent that any of the payments constitute excess parachute payments subjecting Mr. Nussbaum to an excise tax, the agreement provides for an additional payment (the “gross-up payment”) to be made by Plexus to him so that after the payment of all taxes imposed on the gross-up payment, he retains an amount of the gross-up payment equal to the excise tax imposed. If Mr. Nussbaum dies prior to receiving all of the 15-year annual installment payments, specified death benefit payments become due.
          For his service as Plexus’ non-executive Chairman of the Board, Mr. Nussbaum received a fee of $52,000 in fiscal 2010 plus health and other welfare benefits, as well as Company matching contributions to the 401(k) Plan, in addition to the above retirement payments and his regular board fees. In fiscal 2011, Mr. Nussbaum’s fee for serving as Chairman is increasing to $75,000. Since his retirement, Mr. Nussbaum has been eligible to receive additional options or stock awards in his capacity as a non-employee director and has received the same awards as other non-employee directors under Plexus’ stock incentive plans.

Stock Ownership Guidelines
          Plexus believes that it is important for directors and executive officers to maintain an equity stake in Plexus to further align their interests with those of our shareholders. Directors and executive officers must comply with stock ownership guidelines as determined from time to time by the board. The ownership guidelines for directors currently require that directors must own 5,000 shares of common stock within five years of election or appointment to the board, of which 2,000 shares must be owned within the first year of service. Unexercised stock options (whether or not vested) do not count toward a director’s ownership for purposes of these guidelines. Currently, all of our directors are in compliance with these guidelines. The stock ownership guidelines for executive officers are discussed at “Compensation Discussion and Analysis—Elements and Analysis of Direct Compensation—Equity Ownership Guidelines.”
Section 16(a) Beneficial Ownership Reporting Compliance
          Section 16(a) of the Securities Exchange Act of 1934 requires Plexus’ officers and directors, and persons who beneficially own more than 10% of Plexus’ common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. These “insiders” are required by SEC regulation to furnish Plexus with copies of all forms they file under Section 16(a).
          All publicly-held companies are required to disclose the names of any insiders who fail to make any such filing on a timely basis within the preceding fiscal year, and the number of delinquent filings and transactions, based solely on a review of the copies of the Section 16(a) forms furnished to Plexus, or written representations that no such forms were required. On the basis of filings and representations received by Plexus, Plexus believes that during fiscal 2010 Plexus’ insiders have complied with all Section 16(a) filing requirements which were applicable to them.

COMPENSATION DISCUSSION AND ANALYSIS
          The Compensation and Leadership Development Committee (in this section, the “Committee”) of the Plexus board of directors sets general compensation policies for Plexus. The Committee makes decisions with respect to compensation of the Chief Executive Officer and other Plexus executive officers and grants stock options, restricted stock units and other awards. This section discusses the Committee’s executive compensation philosophy and decisions on executive compensation.
          Plexus provides further detail regarding executive compensation in the tables and other information included in the “Executive Compensation” section of this proxy statement.
Executive Compensation Philosophy, Goals and Process
          The Committee’s philosophy is to fairly compensate all individuals, including executives, for their contributions to Plexus, appropriately motivate employees to provide value to Plexus’ shareholders, and consider the ability of Plexus to fund any compensation decisions, plans or programs. Fair compensation must balance both short-term and long-term considerations and take into consideration competitive forces, best practices, and the performance of Plexus and the individual. Compensation packages should also motivate executives to make decisions and pursue opportunities that are aligned with the interests of our shareholders while not exposing the Company to undue risk. Finally, the Committee considers Plexus’ financial condition, the conditions in Plexus’ industry and end-markets, and the effects of those conditions on Plexus’ sales and profitability in making compensation decisions.
          Plexus’ executive compensation program is designed to provide a rational, consistent reward system that:
•	attracts, motivates and retains the talent needed to lead a strong global organization;

•	drives global financial and operational success that creates shareholder value without encouraging inappropriate risk-taking;

•	creates an ownership mindset and drives behaviors that improve Plexus’ performance and maximize shareholder value; and

•	appropriately balances Company performance and individual contribution towards the achievement of success.
          For a discussion of the Committee’s decision-making process, its use of consultants and the role of Plexus’ executive officers and staff, see “Corporate Governance—Board Committees—Compensation and Leadership Development Committee—Overview of the Compensation Decision-Making Process” above in this proxy statement.
Overview of Executive Compensation and Benefits
          Plexus uses the following compensation reward components working together to create competitive compensation arrangements for our executive officers:

Reward Component	Purpose

Base Salary	Base salary is intended to provide compensation which is not “at risk”; however, salary levels and subsequent increases are not guaranteed. Our base salaries are designed to offer regular fixed compensation for the fulfillment of the duties and responsibilities associated with the job roles of our executives and employees. They are also important because they present a starting point for considering compensation when we seek to attract and retain talented individuals.

Annual Incentive	Our annual cash incentive compensation plan, the Variable Incentive Compensation Plan (the “VICP”), is designed to reward employees for the achievement of important corporate financial goals. There is also a small component of the VICP that rewards employees for the attainment of individual objectives. The opportunity to earn annual cash incentive payments under the VICP provides a substantial portion of compensation that is at risk and that depends upon the achievement of measurable corporate financial goals and individual objectives. The design of the VICP offers incentives based on our direct performance, as distinguished from equity-based compensation, which is significantly affected by market factors that may be unrelated to our results. We use payouts from the VICP to provide further incentives for our executive officers and employees to achieve these corporate financial goals and individual objectives.

Shareholders are being asked to approve an amendment to the 2008 Long-Term Plan, primarily to increase the types of performance criteria that may be used under that plan, so that going forward these annual incentives may be granted under the 2008 Long-Term Plan for executive officers in order to enhance tax deductibility by the Company. The amendment will not otherwise affect this compensation program.

Long-Term Incentives	A substantial part of compensation, which is also at risk, is longer-term equity-based compensation, typically awarded in the form of stock options and restricted stock units (“RSUs”). In addition, our long-term incentives may also include a cash component. Our long-term incentives are designed to tie a major part of our key executives’ total compensation opportunities to Plexus’ market performance and the long-term enhancement of shareholder value. The 2008 Long-Term Plan and long-term cash awards are also designed to encourage the long-term retention of these executives.

Benefits	The health and well-being of our employees and their families is important to us. Therefore, we provide all of our employees in the United States with various benefits, such as health and life insurance. Offering these benefits also assists the Company in attracting, as well as retaining, executive officers and key personnel.

Retirement Plans	The Company maintains retirement plans to help our employees provide for their retirement on a tax-advantaged basis. Offering retirement plans helps the Company to attract and retain qualified employees, as well as meet competitive conditions. The 401(k) Plan includes a Plexus stock fund as one of its choices to permit employees to maintain Plexus ownership if they wish. The Company also provides a supplemental executive retirement plan under which certain executive officers may elect to defer some or all of their compensation and the Company makes additional contributions on their behalf.

Agreements	Only our Chief Executive Officer has an employment agreement, which is intended to help assure the continuing availability of his services over a period of time and protect the Company from competition post-employment. All executive officers have change in control agreements to help assure that they will not be distracted by personal interests in the case of a potential acquisition of Plexus and to assist in maintaining their continuing loyalty.
          Since Plexus has not previously been required to hold, and has not held, shareholder advisory votes on executive compensation, the Committee has not yet had occasion to consider the results of such votes when making its determinations relating to compensation policies and decisions.

Elements and Analysis of Direct Compensation
Overview of Direct Compensation
          Plexus uses three primary components of total direct compensation—salary, annual cash incentive payments under the VICP and long-term equity-based awards under the 2008 Long-Term Plan. Each of these components is complementary to the others, addressing different aspects of direct compensation and seeking to motivate employees, including executive officers, in varying ways.
          The Committee does not use any specific numerical or percentage test to determine what percentage of direct compensation will be paid in base salary versus the compensation at risk through the VICP or equity-based compensation. However, the Committee believes that a meaningful portion of compensation should be at risk. VICP targets for executive officers other than the CEO ranged from 35% to 50% of base salary in fiscal 2010 with the opportunity to earn a bonus beyond the target if company financial goals were exceeded. In the case of the CEO, the potential target compensation at risk as a percentage of base salary was 100%, reflecting his overall greater responsibility for the Company. Long-term incentives for executive officers are in the form of stock options, which contain an inherent amount of risk since no value is received unless there is an appreciation in stock price, and RSUs and long-term cash awards that vest based on continued service. After determining each element, the Committee also reviews the resulting total compensation to determine that it is reasonable as a whole.
          Base salary adjustments and equity awards are generally targeted for implementation in the second quarter of each fiscal year. The Committee believes this timing aligns employee rewards with the Company’s processes to evaluate employees’ performance and forges a strong link between performance and pay.
          The resulting total targeted direct compensation mix used for fiscal 2010 for the Chief Executive Officer and the other executive officers named in the Summary Compensation Table herein (the “named executive officers”) is illustrated in the charts below:
Base Salary
Structure. The Company and the Committee review market-based comparisons, peer group analysis and other third-party survey data as reference points for compensation practices as well as sources of comparative information to assist in establishing appropriate base salaries for its executive officers. Through this form of benchmarking, we do not aim for particular numerical or percentage tests as compared to the peer group or the surveys, we generally target base salaries within ranges near market medians of those groups, with adjustments made to reflect individual circumstances. The Committee expects to make determinations of base salary adjustments for our executive officers in December 2010 after it has reviewed and considered the analysis discussed above in “Corporate Governance—Board Committees—Compensation and Leadership Development Committee—Overview of the Compensation Decision-Making Process—Use of Consultants.” The effective date of any base salary adjustment for our executive officers is generally targeted for January in order to be aligned with the Company’s other U.S. salaried employees.

Factors Considered in Determining Base Salary. Prior to establishing base salary increases for the CEO and approving salary levels for other executive officers, the Committee takes into consideration various factors. These factors include compensation data from the proxies of our peer group, salary increase trends for executive base pay and other information provided in published surveys. An in-depth total rewards analysis, including base salary, is completed annually for each executive position using the peer group and survey data as indicated above. The Committee also considers the individual executive officers’ duties and responsibilities and their relative authority within Plexus.
With respect to increases in CEO base salary (as well as other compensation actions that impact our CEO), the Committee uses this input and meets in executive session to discuss appropriate pay positioning and pay mix based on the data gathered. With respect to the other executive officers, the CEO uses similar data and submits his recommendations to the Committee for final determination. The data gathered in the determination process helps the Committee to test for fairness, reasonableness and competitiveness. However, taking into account the compensation policies and goals and a holistic approach to executive compensation packages, the Committee’s final determination may incorporate the subjective judgments of its members as well.
Executive officer base salary increases may include the following two components:
•	Competitive Adjustments. If executive officer salaries fall below the competitive median range when we compare them to our peer group and survey data, we consider increasing the salaries to a more competitive level. In some cases these competitive adjustments may take place over a multi-year period and may depend on individual performance.

•	Merit Increases. If executive officer salaries are found to be at an appropriate level when we compare them to the peer group and general industry survey data for the position, then a separate merit increase may be provided based on individual performance, if appropriate.
2010 Base Salary Adjustments. Base salary adjustments for fiscal 2010 were approved by the Committee in December 2009. For fiscal 2010, the Committee approved a base salary adjustment of $25,000 for the CEO, a 3.3% increase from his fiscal 2009 base salary. As a result of such adjustment, our CEO’s salary is near the 50th percentile of peer group and market comparisons, which the Committee believed to be appropriate, particularly in view of the Company’s strong financial performance. Our CEO’s base salary is higher than that of other executive officers because of his more extensive and challenging duties and responsibilities.
Increases for the other executive officers varied from 3.3% to 11.1% and reflected the factors discussed above; the smaller adjustments reflected merit increases for performance over the past year when salaries were otherwise in line with the market while larger increases represented a combination of competitive adjustments and merit increases. The increases for Messrs. Buseman, Kelsey and Lim were larger than those of the other executive officers in order to reflect new responsibilities undertaken by these individuals and the greater competitive gap between their salaries and the mid-range of peer group and market comparisons reviewed by the Committee. In addition, the compensation and benefits package of Mr. Lim also reflects regional survey data of the Asian markets. Other variations between the executive officers reflect competitive conditions and the Committee’s view of the executive officers’ duties, responsibilities and performance. Presented below are the fiscal 2010 base salaries and percentage increases as compared to fiscal 2009 for our named executive officers:

	Fiscal 2010	Percentage Increase
Executive Officer	Base Salary	Compared to Fiscal 2009

Mr. Foate	$775,000	3.3%
Ms. Jones	$355,000	6.0%
Mr. Buseman	$330,000	10.0%
Mr. Kelsey	$300,000	11.1%
Mr. Lim	$295,000	10.2%

Annual Incentive
Plan Structure. The VICP provides annual cash incentives to approximately 3,000 participants, including our CEO and other executive officers. The award opportunity levels for each participant are expressed as a percentage of base salary. For example, in fiscal 2010 the targeted award opportunity for the CEO was 100% of base salary, and the targeted award opportunities for other executive officers varied from 35% to 50% of base salaries; the award opportunities for non-executive officer participants varied from 3% to 45% of base salaries. Our CEO and other executive officers also have the opportunity to earn above their targeted award opportunities based on the achievement of corporate financial goals. Higher levels of duties and responsibilities within Plexus lead to higher bonus opportunities under the VICP because the Committee believes that the higher ranking the position, the more influence the individual can have on corporate performance. In addition, market information indicates that competitive factors make relatively higher reward possibilities important for those positions. For each executive officer, 80% of the targeted award is keyed to the corporate financial goals; the remaining 20% of the targeted award is keyed to the achievement of individual objectives. The table below lists the fiscal 2010 targeted VICP award opportunities for the named executive officers, expressed as a percentage of base salary:

Fiscal 2010
Targeted Award as a
Executive Officer	Percentage of Base Salary

Mr. Foate	100%
Ms. Jones	50%
Mr. Buseman	50%
Mr. Kelsey	50%
Mr. Lim	40%
The VICP provides for payments relating to corporate financial goals both below and over the targeted awards by establishing specific “threshold levels” of corporate performance at which payments begin to be earned and “full opportunity levels” (formerly referred to as “maximum levels”) beyond which no further payment is earned. The payout at the “full opportunity level,” which is based solely on achieving the corporate financial goals, is 180% of the targeted award for the CEO and the other executive officers.
Under the VICP, the Committee has the authority to adjust results, for example, to reflect acquisitions or unusual gains or charges. No such discretion was used by the Committee in fiscal 2010.
At the 2011 annual meeting, we are asking shareholders to approve an amendment to the 2008 Long-Term Plan, primarily to increase the types of performance criteria that may be used under that plan, so that going forward these annual incentives may be granted under the 2008 Long-Term Plan for executive officers in order to enhance tax deductibility by the Company. The amendment will not otherwise affect this compensation program. For more information, please see, “Approval of the Amendment to, and Restatement of, the 2008 Long-Term Incentive Plan,” below.
2010 Plan Design — Company Goals. The specific corporate financial goals for fiscal 2010, each of which stood independently of the other with regard to award opportunities, were revenue and return on capital employed (“ROCE”). The goals were chosen because they aligned performance-based compensation to the key financial metrics that the Company used internally to measure its ongoing performance and that it used in its financial plans. Our fiscal 2010 targets for these goals were set as part of the annual financial planning process. For each of the corporate financial goals, we also established specific “threshold” and “full opportunity” levels of achievement as part of that process.
For the purposes of the VICP, ROCE is defined as annual operating income before taxes excluding unusual charges and equity-based compensation costs divided by the five-point quarterly average of Capital Employed during the year. Capital Employed is defined as equity plus debt less cash, cash equivalents and short-term investments. The Company excludes equity-based compensation costs because such costs can influence results due to external market factors. Additionally, ROCE is calculated excluding the impact of any restructuring and/or non-recurring charges because these factors do not reflect the operating performance of the Company, which the VICP is intended to reward.

No award is paid for any component of the VICP if Plexus incurs a net loss for the fiscal year (excluding non-recurring or restructuring charges and equity-based compensation costs). Awards for performance between the “threshold” level and “target” level are calculated by straight-line interpolation, as are awards between the “target” level and the “full opportunity” level.
For fiscal 2010, in accordance with Plexus’ strategic plan, the Committee set both revenue growth and ROCE targets at aggressive, yet achievable levels to incent growth, but also to deter undue risk-taking. The 2010 revenue target represented approximately 10% growth over fiscal 2009 revenue and the 2010 ROCE target was set approximately 1.6 percentage points above the level achieved in fiscal 2009; the Committee felt these targets were challenging, but achievable, based on industry conditions and Plexus’ financial plan. The threshold level for revenue represented approximately 4.0% growth over fiscal 2009 revenue and, to help assure that revenue growth would continue to result in shareholder value, the threshold level for ROCE was set slightly above the level achieved in fiscal 2009. The full opportunity level for each metric was considered a significant stretch over target and difficult to achieve; the full opportunity level for revenue represented 15.0% growth over fiscal 2009 revenue, and the full opportunity level for ROCE required improvement to 18.5%, 2.8 percentage points above fiscal 2009 performance. At the full opportunity level, the Committee changed its previous payout formula to a new approach that equally weighted revenue and ROCE in order to emphasize growth and the profitability of that growth.
The following table sets forth the fiscal 2010 financial targets and potential VICP payout amounts (as a percent of targeted VICP bonus) for the named executive officers, at the threshold, targeted and full opportunity performance levels. In accordance with the VICP, the ROCE targets excluded the impacts of restructuring charges and equity-based compensation costs.

	Threshold		Target		Full Opportunity
Component	Goal	Payout	Goal	Payout	Goal	Payout
Revenue (in millions)	$1,682	0%	$1,778	40%	$1,860	90%
ROCE	16.00%	0%	17.25%	40%	18.50%	90%
Individual Objectives		up to 20%		up to 20%		up to 20%
Total Potential Incentive = Revenue + ROCE + Individual Objectives		up to 20%		up to 100%		up to 200%
In fiscal 2010, revenue was $2,013 million and ROCE was 21.6%. Therefore, Plexus exceeded the full opportunity levels for both revenue and ROCE and paid awards to executive officers and other employees based on those two components. Total payments based on revenue and ROCE represented 180.0% versus the target of 80% for corporate financial performance. Plexus’ actual performance in fiscal 2010 as compared to these targets is illustrated by the following graph:

2010 Plan Design — Individual Objectives. Individual participants typically set several individual objectives for the plan year, which are developed with, reviewed by and approved by the participant’s manager. Some of the individual objectives are shared by multiple executives when they team to focus on an objective. Attainment of the individual objectives represents 20% of the potential targeted VICP award. The Committee determines and approves the individual objectives established for the CEO. The Committee also reviews and approves, with input from the CEO, the individual objectives established for the other executive officers. The Committee’s assessment of all executive officers’ individual objectives is based on their likely impact on the achievement of the annual financial plan and other longer-term strategic priorities, their effect on shareholder value and their alignment with one another.
Achievement of individual objectives, for which there was a potential payout equivalent to 20% of the “targeted” bonus award, varied among the named executive officers from 93.4% to 94.6% of the individual’s potential payout for personal objectives, with the CEO achieving 94.2%. These percentages were based upon the Committee’s determination of the degree to which the executive achieved his or her objectives. The CEO provided the Committee with an assessment of the performance of all of the executive officers other than himself and recommended resultant bonus levels based on the achievement by each executive officer of his or her individual objectives.
The following are summaries of the individual objectives for our named executive officers in fiscal 2010:
•	Dean A. Foate: Mr. Foate’s individual objectives related to: designing strategies to support global expansion; refining the Company’s branding strategy to more effectively communicate Plexus’ value proposition in the marketplace; developing processes to evaluate employee performance; and redesigning the Company’s processes for effectively deploying Company strategies and initiatives to the larger workforce.

•	Ginger M. Jones: Ms. Jones’ individual objectives related to: designing strategies to support global expansion; establishing a governance framework for identifying, assessing and managing enterprise risk; refining the Company’s branding strategy to more effectively communicate Plexus’ value proposition in the marketplace; designing strategies for the continued development and deployment of a global information technology (“IT”) platform; creating a process for effectively managing the Company’s operating costs in light of the overall business model; developing processes to enhance trade and government contracting compliance effectiveness; refining internal forecasting processes; and optimizing the Company’s overall cash cycle and improving return on invested capital.

•	Michael D. Buseman: Mr. Buseman’s individual objectives related to: designing strategies to support global expansion; developing and implementing strategies to differentiate the Company in the marketplace through the expansion of service capabilities; creating an internal decision-making process to evaluate, deploy and track strategic investments; designing strategies for the continued development and deployment of a global IT platform; optimizing the Company’s overall cash cycle and improving return on invested capital; developing strategies and processes for the effective integration of customer management, manufacturing and engineering operations; developing strategies and procedures to ensure efficient and effective costing processes; developing processes to enhance trade and government contracting compliance effectiveness; and implementing cost reduction strategies to improve ROCE.

•	Todd P. Kelsey: Mr. Kelsey’s individual objectives related to: designing strategies to support global expansion; developing and implementing strategies to more effectively introduce new service offerings; developing processes to evaluate employee performance; establishing a governance framework for identifying, assessing and managing enterprise risk; designing strategies for the continued development and deployment of a global IT platform; optimizing the Company’s overall cash cycle and improving return on invested capital; developing strategies and processes for the effective integration of customer management, manufacturing, and engineering operations; developing strategies and procedures to ensure efficient and effective costing processes; developing processes to enhance trade and government contracting compliance effectiveness; and implementing cost reduction strategies to improve ROCE.

•	Yong Jin Lim: Mr. Lim’s individual objectives related to: supporting the expansion of operations in Asia; developing strategies and processes for the effective integration of customer management, manufacturing, and engineering operations; establishing a governance framework for identifying, assessing and managing enterprise risk; designing strategies for the continued development and deployment of a global IT platform; implementing cost reduction strategies to improve ROCE; developing processes to evaluate organizational effectiveness and leadership talent; developing and implementing strategies to more effectively introduce new products; and redesigning the Company’s processes for effectively deploying Company strategies and initiatives to the larger workforce.
Long-Term Incentives
Plan Structure. Total compensation, consistent with practices in our industry, places a particular emphasis on equity based compensation. The shareholder-approved 2008 Long-Term Plan allows for various award types, including options, SARs, restricted stock, RSUs, and performance awards (payable in cash and/or equity). Those awards are intended to provide incentives to enhance corporate performance as well as to further align the interests of our executive officers with those of our shareholders. The Committee’s policy is to not “back-date” equity grants and no equity grant was “back-dated” in fiscal 2010. The reported values of the long-term incentive opportunities under equity plans can vary significantly from year to year as a percentage of total direct compensation because they are determined by valuing the equity based awards on the same basis that we use for financial statement purposes; that value depends significantly on our stock price and its volatility at the time of the awards. Going forward, the Committee intends to continue using a combination of stock options, RSUs and long-term cash awards.
The Committee’s long-term incentive strategy allows for use of a portfolio approach when granting awards. The Committee intends that each element of the portfolio addresses a different aspect of long-term incentive compensation, as set forth below:
•	Stock options provide rewards based upon the appreciation in value to shareholders as measured by the increase in our share price.

•	RSUs provide an interest in the value of the Company’s shares, because, even though they vest over time, they provide recipients with a certain equity interest, assuming continued employment. RSUs further align executives’ interests with the interests of shareholders and provide a long-term ownership mentality as well as motivation to succeed in the long-term because the value of RSUs does not solely depend upon increases in the market price of our shares, which may occur over a short period of time.

•	Long-term cash awards serve as a stable retention incentive of a known value. We believe that a cash-based long term award can increase retained share ownership and reduce dilution to shareholders because the receipt of cash may make executives less likely to liquidate Company shares.

•	For non-executives and key employees who are eligible for equity awards, Plexus uses a distribution weighted toward stock-settled stock appreciation rights (“SARs”). Stock-settled SARs provide rewards based upon the appreciation in value to shareholders as measured by the increase in our share price; the Committee uses stock-settled SARs rather than options for non-executives and key employees because stock-settled SARs do not require a cash outlay on exercise and promote employee share ownership. Stock-settled SARs also allow the Committee to preserve shares available under the plan and minimizes dilution.
The allocation formulas used in fiscal 2010 for executive officers and other non-executive employees receiving equity grants are illustrated in the charts below:

Annual Award Determination Process. The Committee determines the entire value of each grant based on the duties, responsibilities and performance of the award recipient. Pursuant to its portfolio approach, the Committee then distributes the entire value of each grant to each officer among three types of awards—options, RSUs and long-term cash — as shown above. The awards are valued at their Black-Scholes fair-market value when making these determinations. For current executive officers, the Committee uses a distribution formula weighted toward stock options, so as to particularly promote increasing shareholder value.
•	Option/SARs Pool Determination. Each year the Committee is presented a recommended total pool of options and stock-settled SARs to be awarded to eligible participants. The Committee reviews the estimated cost of the pool, as well as the recommended grant guidelines; the Committee uses a relatively constant pool size because it wishes to control the expense to the Company and manage dilution to shareholders. The options and stock-settled SARs granted to executive officers and employees in fiscal 2010 were for a total of 573,066 shares. That amount excludes options for 30,000 shares awarded to the non-employee directors.

•	Option/SARs Pool Allocation. The Committee determines the grants for the CEO and other executive officers. Those awards are developed by considering the total pool of options to be awarded, which is recommended by management, subject to the Committee’s review and approval. The Committee chooses a grant size that balances the need to provide fair compensation with the desire to keep related compensation expense relatively stable from period to period and to manage shareholder dilution. The numbers granted to each executive officer primarily vary according to the executive officers’ duties and responsibilities within the Company and also include a review of performance. Those in positions with more responsibility tend to receive more options to reflect their role in the Company and the market comparisons for their compensation. Also, as discussed above, for the CEO, the Committee uses the vested and unvested equity information, as well as the accumulated value analysis, to balance the level of existing awards with the desire to reward performance and to provide retention incentives. The CEO provides the Committee with initial recommendations as to the number of options to be granted to each executive officer other than himself. The remaining pool, which is comprised of stock-settled SARs and RSUs, is then allocated to high-performing key employees based upon recommendations by executive officers in accordance with a grant range grid, which assigns a range of stock-settled SARs grant sizes to each employee responsibility level. For fiscal 2010, options for 82,000 shares were granted to the CEO, and options for 129,500 shares were granted to the other executive officers as a group.

•	RSU and Long-Term Cash Award Determinations. Once the Committee determines the levels of options to award, it then grants RSUs and long-term cash awards in accordance with the formulas discussed above, in order to effectively balance the motivations provided by the different types of awards. A similar process occurs for those receiving stock-settled SARs. In fiscal 2010, 99,405 RSUs were granted to executive officers and other non-executive employees through annual grants, along with $914,850 in long-term cash awards.

Basis for Determination of Timing of Grants. The Committee makes quarterly stock option and stock- settled SARs grants rather than annual grants due to the volatility of the stock market and of Plexus’ stock in particular. Granting stock options and SARs all on one date in the year can make the strike price, its related expense, and the opportunity it represents to employees vary significantly in ways that do not necessarily reflect long-term performance of Plexus stock.
The Committee’s formula to support the quarterly grant strategy states that the grant dates will occur three days subsequent to the release of quarterly earnings, not including the day of the release. The Committee uses future dates, as is permitted by the 2008 Long-Term Plan, because that minimizes the opportunity to choose a date based upon market performance known or knowable at the time of determination. The 2008 Long-Term Plan provides that the exercise price of a stock option is not permitted to be less than the fair market value on the stock option grant date. New hire option and stock-settled SAR grant levels are determined at or around the time of hire, and commence on the next quarterly grant date following the date of hire.
Grants of RSUs are generally made once a year during the fiscal second quarter. The Committee did not make any special retention-related grants of RSUs in fiscal 2010; the Committee believed that the fiscal 2009 retention-related grants of RSUs had their intended retention effect and, therefore, no additional special grants were necessary. In fiscal 2010, grants of long-term cash awards were also made in the fiscal second quarter, though such awards (if granted) need not be granted on the same schedule as RSUs.
2010 Awards. Based on the Committee’s long-term incentive strategy as well as individual responsibility and performance considerations, and reflecting all of the grants discussed above, in fiscal 2010, the Committee made total grants of options, RSUs and long-term cash to the named executive officers as follows:

	Options	RSUs	Long-Term
Executive Officer	(#)	(#)	Cash ($)
Mr. Foate	82,000	20,500	$350,550
Ms. Jones	20,000	5,000	85,500
Mr. Buseman	23,750	6,250	106,875
Mr. Kelsey	23,750	6,250	106,875
Mr. Lim	20,000	5,000	85,500
Options vest in two annual increments and grants of RSUs and long-term cash awards vest on the third anniversary of the grant, all subject to early vesting on a change in control.
Equity Ownership Guidelines. To complement the 2008 Long-Term Plan’s goal of increasing the alignment between the interests of management and shareholders, the Committee adopted executive stock ownership guidelines. These guidelines require our CEO to own Plexus stock with a market value equal to at least three times his annual base salary; executive officers other than our CEO, including the named executive officers in the “Summary Compensation Table” below, are required to own, at a minimum, Plexus stock with a market value equal to one times their annual base salary. There is no specific time requirement to meet these guidelines. However, an executive officer is generally not permitted to sell Plexus shares that were acquired or awarded while an executive officer until the ownership requirement is met; there are exceptions, including financing the exercise of stock options when the shares will be held or with prior approval under special circumstances. All officers are in compliance with the procedural requirements of the guidelines, while four of the officers, including our CEO, have met the ultimate ownership amounts required by the guidelines.
Clawback Policy. The board of directors adopted the Plexus Corp. Executive Compensation Clawback Policy, effective November 2010. Pursuant to the policy, in the event of a material restatement of the Company’s financial results as a result of significant non-compliance with financial reporting requirements, the Committee will review incentive compensation that was paid to the Company’s executive officers under the VICP (or any successor plan thereto) based solely on the achievement of specific corporate financial goals (“covered compensation”) during the period of the restatement. If any covered compensation would have been lower had the covered compensation been calculated based on the Company’s restated financial results, the Committee will, as and to the extent it deems appropriate, recoup any portion of covered compensation paid in excess of what would have been paid based on the restated financial results. The Committee may seek the recovery of covered compensation for up to three years preceding the date on which the Company is required to restate its financial results.
This policy applies in addition to any right of recoupment against the Company’s Chief Executive Officer and Chief Financial Officer pursuant to the Sarbanes-Oxley Act of 2002. The policy does not apply in any situation where a restatement is not the result of significant non-compliance with financial reporting requirements, such as any restatement due to a change in applicable accounting rules, standards or interpretations, a change in segment designations or the discontinuance of an operation.
Elements and Analysis of Other Compensation
          In addition to direct compensation, Plexus uses several other types of compensation, some of which are not subject to annual Committee action. These include benefits, retirement plans and employment or change in control agreements. These are intended to supplement the previously described compensation methodologies by focusing on long-term employee security and retention. Certain of these plans allow employees to acquire Plexus stock.
Benefits
Structure. We generally provide health and welfare benefits to our executive officers on the same basis as other salaried employees in the United States, although some benefit programs, as discussed elsewhere, are specifically targeted to our executive officers’ specific circumstances. Consistent with competitive practice, the Committee approves certain perquisites and other benefits for our CEO and the other executive officers in addition to those received by all U.S. salaried employees. The other benefits for certain of our executive officers are: a flexible perquisite benefit valued at up to $15,000 per calendar year, which amount is not grossed up for taxes (prior to January 1, 2010, the amount of the benefit was $10,000 per calendar year and was grossed up for taxes), to be used for miscellaneous expenses such as personal financial planning, spouse travel costs in connection with business-related travel, club memberships and/or tax and estate advice; a company car; and additional life and disability insurance due to the dollar limits of the Company’s disability insurance policies. As a result of local law and custom, different but comparable insurance programs and other benefits may apply to personnel, including Mr. Lim, who are located in countries outside of the United States.
Retirement Planning — 401(k) Plan
Structure. The 401(k) Plan, which is available to substantially all U.S. salaried employees, allows employees to defer a portion of their annual salaries into their personal accounts maintained under the 401(k) Plan. In addition, Plexus matches a portion of each employee’s contributions, up to a maximum of $9,800 per calendar year. Employees have a choice of investment alternatives, including a Plexus stock fund, in which to invest those funds.
Retirement Planning — Supplemental Executive Retirement Plan
Structure. As a consequence of Internal Revenue Code limitations on compensation which may be attributed to tax qualified retirement plans (such as the 401(k) Plan), we have also developed a supplemental executive retirement plan for our executive officers to address their particular circumstances and promote long term loyalty to Plexus until retirement. Plexus’ supplemental executive retirement plan (the “SERP”) is a deferred compensation plan which allows participants to defer taxes on current income. During fiscal 2000, the Committee established the current SERP arrangement. Under this plan, executive officers (other than Mr. Lim), may elect to defer some or all of their compensation. Plexus may also make discretionary contributions. Additionally, Plexus has purchased Company-owned life insurance on the lives of certain executives to meet the economic commitments associated with this plan. The plan allows investment of deferred compensation amounts on behalf of the participants into individual accounts and within these accounts, into one or more designated mutual funds or investments. These investment choices do not include Plexus stock. Deferred amounts and any earnings which may be credited become payable upon termination, retirement from Plexus, or in accordance with the executive’s individual deferral election.

All executive officers, other than Mr. Lim, participate in this program. Additionally, the Company can credit a participant’s account with a discretionary employer contribution. Any employer contributions to the SERP require Board approval. The SERP provides a vehicle for the Company to restore the lost deferral and matching opportunity caused by tax regulation limitations on such deferrals and matched contributions for highly compensated individuals; the Committee believes these limitations make supplemental retirement plans common practice in general industry. The Committee also believes that further retirement compensation through the SERP is appropriate to meet the market for executive compensation and to provide a stronger incentive for executives to remain with Plexus through retirement.
Fiscal 2010 Plan Activity.
•	Contribution Formula. Under a funding plan adopted by the Committee in fiscal 2006, the SERP provides for an annual discretionary contribution of the greater of (a) 7% of the executive’s total targeted cash compensation, minus Plexus’ permitted contributions to the executive officer’s account in the 401(k) Plan, or (b) $13,500. Total targeted cash compensation is defined as base salary plus the targeted annual incentive plan bonus at the time of the Company’s contribution. The Committee adopted this approach for discretionary contributions to reflect competitive practices based on the research, analysis and recommendations of Towers Watson, its compensation consultant for that program. In fiscal 2008, Towers Watson (formerly known as Watson Wyatt) conducted a competitive analysis of the contribution formula and it was found to be reasonable and competitive.

•	Employer Contributions. For fiscal 2010, the total employer contributions to the SERP accounts was $233,434 for all participants as a group, including $96,894 for the CEO. See footnote 4 to the “Summary Compensation Table.”

•	Special Contribution. The SERP also allows the Committee to make discretionary contributions over and above the annual contribution noted above. In fiscal 2010, the Committee did not make any such contributions to any of the executive officers, including the named executive officers.
Fiscal 2011 Payment Schedule. The annual contribution made by the Company will be paid throughout the year on a bi-weekly basis. This schedule allows for dollar cost averaging and spreads the expense of the contribution across the fiscal year. If necessary, a true-up payment will be made at the end of the fiscal year so that the Company contribution will equal the greater of (a) 7% of the executive’s total targeted cash compensation, minus Plexus’ permitted contributions to the executive officer’s account in the 401(k) Plan, or (b) $13,500.
Foreign Retirement Arrangements
Since Mr. Lim is not a United States resident, he does not participate in the SERP or the 401(k) Plan. Rather, he participates in the Employees Provident Fund which is mandated by Malaysian law. Under law, minimum contributions of 12% of an employee’s wages (salary plus bonus) are required to be made by an employer; Plexus chose to make a contribution of 17% in fiscal 2010 in Mr. Lim’s case since it is Plexus’ practice in Malaysia to make higher contributions than the statutory minimum for personnel with relatively high levels of seniority and responsibility.
Employment and Change in Control Agreements
Structure. We do not generally have employment agreements with our executive officers; however, Plexus does maintain an employment agreement with our Chief Executive Officer in order to recognize the importance of his position, to help assure Plexus of continuing availability of Mr. Foate’s services over a period of time, and to protect the Company from competition post-employment. All executive officers and certain other key employees have change in control agreements (with the exception of Mr. Foate, who has change in control provisions as part of his employment agreement), to both help assure that executive officers will not be distracted by personal interests in the case of a potential acquisition of Plexus as well as to maintain their continuing loyalty. We also believe that competitive factors require us to provide these protections to attract and retain talented executive officers and key employees.

Mr. Foate’s employment agreement is described below in “Executive Compensation — Employment Agreements and Potential Payments Upon Termination or Change in Control — Mr. Foate’s Employment Agreement.” The change in control agreements with our executive officers (with the exception of Mr. Foate) are described below in “Executive Compensation — Employment Agreements and Potential Payments upon Termination or Change in Control — Change in Control Arrangements.” Please refer to those discussions for a further explanation of those agreements.
Determination of Benefit Levels. In general, the change in control agreements with executive officers provide that, upon termination in the event of a change in control, executive officers will receive compensation equaling three times annual salary plus targeted bonus, a continuation of health and retirement benefits for that period, and a gross-up payment for excise taxes. In addition, under the 2008 Long-Term Plan and its predecessor, the 2005 Equity Incentive Plan (the “2005 Equity Plan”), upon a change in control, all unvested awards will automatically vest for all award holders. Certain other key employees also have change in control agreements on substantially the same terms, although generally with only one or two years’ of coverage. In determining which employees should have change in control agreements, the Committee utilizes its guidelines, which focus on position, classification code, responsibilities and compensation level in order to minimize subjectivity.
The Committee originally set these benefit levels in 2008, when the agreements were updated and revised, and reviews them annually. It is the Committee’s view that the level of benefits, combined with the “double trigger” requiring both a change in control and a termination of employment, provides an appropriate balancing of the interests of the Company, its shareholders and its executives. Benefit levels, particularly the use of a measurement of up to three-times salary and a gross-up for excise taxes, are believed to be both in line with competitive standards and Plexus’ overall compensation policy and level of other benefits, as well as necessary and appropriate to attract and retain executive talent, particularly since most executives do not have an employment agreement. The Committee believes it is general market practice to provide that unvested awards will vest on a change in control, which is the case under the 2008 Long-Term Plan and the 2005 Equity Plan, as approved by Plexus’ shareholders. Therefore, offering a package that is consistent with market practices, is appropriate to help motivate executives to focus on the Company’s shareholders, even when the circumstance might jeopardize their employment. The Committee also intends that the potential expense of the agreements is reasonable as compared to total enterprise value. The Committee estimated that the agreements represented approximately 3.0% of the average of fiscal 2007 and fiscal 2006 total enterprise value at the time they were adopted; potential expense was estimated at 2.6% of fiscal 2010 total enterprise value as of the date of the Committee’s most recent determination. As noted above, the agreements contain a “double trigger,” which provides that benefits would only be paid to the executive officers in the event of a substantial impact upon their employment and compensation.
The Committee periodically reviews the scope and context of the change in control agreements. The Committee continues to believe, as noted above, that the change in control agreements will help motivate the executive officers to respond appropriately, for the benefit of the Company and its shareholders, in the case of a proposed acquisition of the Company which they might perceive would jeopardize their employment.
Tax Aspects of Executive Compensation
          The Committee generally attempts to preserve the tax deductibility under the Internal Revenue Code (the “Code”) of all executive compensation. However, at times and under certain circumstances, it believes that it is more important to provide appropriate incentives irrespective of tax consequences.
          Section 162(m) of the Code generally limits the corporate tax deduction for compensation paid to the executive officers that is not “performance-based” to $1 million annually per executive officer. Plexus has taken action with respect to the provisions of Section 162(m) so that compensation income relating to stock options, SARs, performance-based restricted stock and cash bonuses under the 2008 Long-Term Plan (and predecessor plans) is exempt. Compensation under these shareholder approved plans which is performance-based is generally not subject to the $1 million limitation; however, the grant of restricted shares without performance goals would not be considered to be performance-based and therefore would be subject to the limit along with cash salaries and bonuses. As a result of the shareholders’ approval of the 2008 Long-Term Plan (and its predecessor) and the

Purchase Plans, the Committee believes that most compensation income under these plans (other than any awards in the future of restricted stock or RSUs without performance goals, as is the case for the time vested RSUs granted in fiscal 2008, 2009 and 2010) would not be subject to the Code’s deduction limitation. However, if such restricted stock awards are made and/or any executive earns a sufficiently high VICP bonus, the covered compensation of some individuals could exceed $1 million and, in those cases, the excess would not currently be tax deductible. In some years, including fiscal 2010, the Company has foregone a portion of its tax deduction as a result of the size of VICP bonuses. To ameliorate these tax consequences in future years, the Company is seeking shareholder approval of the amendment to, and restatement of, the 2008 Long-Term Plan at the 2011 annual meeting. The Committee has no present intention to alter the mix of compensation to executive officers, since the Committee believes the current mix has been beneficial to achieving the Company’s goals.
          Other provisions of the Code also can affect the decisions which we make. Section 280G of the Code imposes a 20% excise tax upon executive officers who receive “excess” payments upon a change in control of a publicly-held corporation to the extent the payments received by them exceed an amount approximating three times their average annual compensation. The excise tax applies to all payments over one times average annual compensation. Plexus would also lose its tax deduction for “excess” payments. Our change in control agreements provide that benefits under them will be “grossed up” so that we also reimburse the executive officer for these tax consequences. Although these gross-up provisions and loss of deductibility would increase Plexus’ tax expense, the Committee believes it is important that the effects of this Code provision not negate the protections which it provides by means of the agreements.
          The Code was amended to provide a surtax under Section 409A, relating to various features of deferred compensation arrangements of publicly-held corporations for compensation deferred after December 31, 2004. Section 409A became fully effective on January 1, 2009. We conducted an extensive review of our benefit plans and employment arrangements to help assure they comply with Section 409A and that there are no adverse effects on Plexus or our executive officers as a result of these Code amendments. We made various changes to some of these plans and arrangements to ensure full compliance with the new rules under Section 409A; however, we do not expect these changes to have a material tax or financial consequence on Plexus.
COMPENSATION COMMITTEE REPORT
          The duties and responsibilities of the Compensation and Leadership Development Committee of the board of directors are set forth in a written charter adopted by the board, as set forth on the Company’s website as described above under “Corporate Governance—Board Committees—Compensation and Leadership Development Committee.” The Committee reviews and reassesses this charter annually and recommends any changes to the board for approval.
          As part of the exercise of its duties, the Committee has reviewed and discussed with management the above “Compensation Discussion and Analysis” contained in this proxy statement. Based upon that review and those discussions, the Committee recommended to the board of directors that the Compensation Discussion and Analysis be incorporated by reference in Plexus’ annual report to shareholders on Form 10-K and included in this proxy statement.
Members of the Compensation and Leadership Development Committee:
Stephen P. Cortinovis, Chair
Peter Kelly
Phil R. Martens*
Michael V. Schrock
Charles M. Strother, MD

*     Mr. Martens was appointed to the Committee in early fiscal 2011.

EXECUTIVE COMPENSATION
          This section provides further information about the compensation paid to, and other compensatory arrangements with, our executive officers.
SUMMARY COMPENSATION TABLE
          The following table sets forth a summary of the compensation which we paid for fiscal 2010 to our Chief Executive Officer, our Chief Financial Officer and the three executive officers who had the highest compensation of our other executive officers (collectively, the “named executive officers”). More detailed information is presented in the other tables and explanations which follow the following table.

						Non-Equity
						Incentive
				Stock	Option	Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)*	($)(3)*	($)(2)	($)(4)	($)*
Dean A. Foate	2010	$766,632	$144,742	$696,980	$1,201,993	$1,382,885	$140,508	$4,333,740
President and Chief	2009	745,673	147,222	368,898	740,343	0	134,620	2,136,756
Executive Officer	2008	672,981	129,212	652,793	882,829	635,240	115,907	3,088,962
Ginger M. Jones	2010	349,537	32,654	169,995	293,169	314,654	63,284	1,223,293
Vice President and Chief	2009	339,529	29,166	476,238	180,572	0	55,343	1,080,848
Financial Officer	2008	302,057	26,899	139,262	188,337	142,519	51,077	850,151
Michael D. Buseman	2010	320,538	30,100	212,494	351,945	289,731	59,083	1,263,891
Senior Vice President, Global Manufacturing Operations (5)	2009	303,654	26,467	604,993	180,572	0	59,373	1,175,059
Todd P. Kelsey Senior Vice President, Global Customer Services (6)	2010	291,807	27,616	212,494	351,945	262,731	51,828	1,198,421
Yong Jin Lim	2010	301,413	22,642	169,995	293,169	217,018	89,768	1,094,005
Regional President —	2009	267,708	18,510	476,238	180,572	0	99,141	1,042,169
Plexus APAC	2008	239,371	16,852	104,447	141,253	90,383	76,075	668,381

*	Pursuant to new SEC rules, the amounts in the “Stock Awards” and “Option Awards” columns for fiscal 2009 and 2008 have been revised from the Company’s prior proxy statements to reflect the aggregate grant date fair value computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). The “Total” column has been updated accordingly.

(1)	Includes amounts voluntarily deferred by the named persons under the Plexus Corp. 401(k) Savings Plan (the “401(k) Plan”) and the Plexus supplemental executive retirement plan (the “SERP”). The amounts deferred under the SERP are also included in the “Executive Contributions in Last FY” column of the “Nonqualified Deferred Compensation” table below.

(2)	Both the “Bonus” and the “Non-Equity Incentive Plan Compensation” columns represent amounts that were earned during fiscal 2010, fiscal 2009 and fiscal 2008, respectively, under our Variable Incentive Compensation Plan (“VICP”). Under the VICP, annual bonuses for executive officers are determined by a combination of the degree to which Plexus achieves specific pre-set corporate financial goals during the fiscal year and individual objectives. To the extent a payment was based on individual objectives, it is in the “Bonus” column. To the extent that the bonus resulted from corporate financial performance, that portion of the bonus is included under the “Non-Equity Incentive Plan Compensation” column. We include more information about the VICP under “Grants of Plan-Based Awards” below. The amounts shown in the “2010” row were earned in fiscal 2010 but will be paid in fiscal 2011, the amounts shown in the “2009” row were earned in fiscal 2009 and were paid in fiscal 2010, and the amounts shown in the “2008” row were earned in fiscal 2008 and were paid in 2009.

(3)	This column represents the grant date fair value computed in accordance with ASC 718 of stock and option awards granted in fiscal 2010, fiscal 2009 and fiscal 2008 under the 2008 Long-Term Plan and the 2005 Equity Plan, which are explained further below under “Grants of Plan-Based Awards.” These awards are not subject to performance conditions. Generally accepted accounting principles (“GAAP”) require us to recognize compensation expense for stock options and other stock-related awards granted to our employees and directors based on the estimated fair value of the equity instrument at the time of grant. Compensation expense is recognized over the vesting period. The assumptions which we used to determine the valuation of the awards are discussed in footnote 11 to our consolidated financial statements. Please also see the “Grants of Plan-Based Awards” table below for further information about the stock and option awards granted in fiscal 2010, and the “Outstanding Equity Awards at Fiscal Year End” table below relating to all outstanding option awards at the end of fiscal 2010.

(4)	The amounts listed under the column entitled “All Other Compensation” in the table include Company contributions to the 401(k) Plan and the SERP (for Mr. Lim, this represents the Company’s contribution to the Malaysian Employees Provident Fund), reimbursement made by Plexus under its executive flexible perquisite benefit, the value of the company car provided to the executive, and additional life and disability insurance coverage for Mr. Foate and Mr. Lim. Per person detail is listed in the table below:

		Company		Executive		Additional
		Matching	Company	Flexible		Life and
		Contribution	Contribution	Perquisite	Value of	Disability
	Year	to 401(k) Plan	to SERP	Benefit	Company Car	Insurance	Total
Mr. Foate	2010	$9,800	$96,894	$12,482	$10,936	$10,396	$140,508
	2009	6,125	98,875	17,219	2,101	10,300	134,620
	2008	5,750	88,750	9,706	2,356	9,345	115,907
Ms. Jones	2010	10,111	27,341	14,294	10,515	1,023	63,284
	2009	8,761	29,050	13,302	3,311	919	55,343
	2008	1,934	30,325	17,855	963	—	51,077
Mr. Buseman	2010	8,423	24,489	15,002	10,242	927	59,083
	2009	5,414	25,375	16,931	10,861	792	59,373
Mr. Kelsey	2010	10,660	21,397	8,728	10,284	759	51,828
Mr. Lim	2010	—	57,559	—	18,112	14,097	89,768
	2009	—	66,589	—	17,330	15,222	99,141
	2008	—	43,409	—	17,462	15,204	76,075

In fiscal 2008, fiscal 2009 and essentially all of the first quarter of fiscal 2010, under the executive flexible perquisite benefit, executive officers could be reimbursed for expenses up to $10,000 (plus a gross-up for taxes) in a calendar year for miscellaneous expenses such as personal financial planning, spouse travel costs in connection with business-related travel, club memberships and/or tax and estate advice. Beginning January 1, 2010, the executive flexible perquisite benefit was valued at up to $15,000 per calendar year, but the gross-up for taxes was eliminated. The amounts in the “Executive Flexible Perquisite Benefit” column above include the reimbursements under that program in the fiscal years listed, including the related tax gross-up amounts; these amounts may exceed the calendar year limits due to the tax gross-up and the difference between the fiscal and calendar year.

(5)	The individual listed above was a named executive officer for the first time in fiscal 2009. In accordance with SEC rules, information for fiscal 2008 is not required to be presented.

(6)	The individual listed above is a named executive officer for the first time in fiscal 2010. In accordance with SEC rules, information for fiscal 2009 and fiscal 2008 is not required to be presented.

GRANTS OF PLAN-BASED AWARDS
2010
     The following table sets forth information about stock and option awards that were granted to the named executive officers in fiscal 2010 under the 2008 Long-Term Plan, as well as information about the potential cash bonus awards dependent on quantifiable corporate performance goals which those executive officers could earn for fiscal 2010 performance (to be paid in fiscal 2011) under the VICP and long-term cash awards. As a result of fiscal 2010 corporate performance, bonuses based on these criteria were earned in 2010, as set forth under the “Non-Equity Incentive Compensation” column in the “Summary Compensation Table” above. We provide further information about both potential compensation under the VICP and awards under the 2008 Long-Term Plan in fiscal 2010 in the table below, and additional information about those plans following the table.

			Estimated Future Payouts Under				All Other
			Non-Equity Incentive Plan Awards			All Other	Option	Exercise	Closing
						Stock Awards:	Awards:	or	Market	Grant Date
						Number of	Number of	Base Price	Price on	Fair Value
						Shares of	Securities	of Option	Grant	of Stock
	Award	Grant	Threshold	Target	Maximum*	Stocks or	Underlying	Awards	Date	and Option
Name	Type	Date	($)(1)	($)(1)	($)(1)	Units (#)	Options (#)	($/sh) (2)	($/sh) (2)	Awards ($)

Mr. Foate	VICP*	12/17/09	$1	$614,615	$1,382,885	—	—	—	—	—
	RSUs (3)	01/25/10	—	—	—	20,500 (3)	—	—	—	$696,980
	Long-term cash (4)	01/25/10	—	350,550	—	—	—	—	—	—
	Options	11/02/09	—	—	—	—	20,500	$25.335	$25.20	238,064
		01/25/10	—	—	—	—	20,500	33.999	34.26	320,163
		04/23/10	—	—	—	—	20,500	38.24	37.95	362,528
		07/26/10	—	—	—	—	20,500	30.475	31.04	281,237

Ms. Jones	VICP*	12/17/09	1	139,846	314,654	—	—	—	—	—
	RSUs (3)	01/25/10	—	—	—	5,000 (3)	—	—	—	169,995
	Long-term cash (4)	01/25/10	—	85,500	—	—	—	—	—	—
	Options	11/02/09	—	—	—	—	5,000	25.335	25.20	58,065
		01/25/10	—	—	—	—	5,000	33.999	34.26	78,089
		04/23/10	—	—	—	—	5,000	38.24	37.95	88,422
		07/26/10	—	—	—	—	5,000	30.475	31.04	68,595

Mr. Buseman	VICP*	12/17/09	1	128,769	289,731	—	—	—	—	—
	RSUs (3)	01/25/10	—	—	—	6,250 (3)	—	—	—	212,494
	Long-term cash (4)	01/25/10	—	106,875	—	—	—	—	—	—
	Options	11/02/09	—	—	—	—	5,000	25.335	25.20	58,065
		01/25/10	—	—	—	—	6,250	33.999	34.26	97,611
		04/23/10	—	—	—	—	6,250	38.24	37.95	110,527
		07/26/10	—	—	—	—	6,250	30.475	31.04	85,743

Mr. Kelsey	VICP*	12/17/09	1	116,769	262,731	—	—	—	—	—
	RSUs (3)	01/25/10	—	—	—	6,250 (3)	—	—	—	212,494
	Long-term cash (4)	01/25/10	—	106,875	—	—	—	—	—	—
	Options	11/02/09	—	—	—	—	5,000	25.335	25.20	58,065
		01/25/10	—	—	—	—	6,250	33.999	34.26	97,611
		04/23/10	—	—	—	—	6,250	38.24	37.95	110,527
		07/26/10	—	—	—	—	6,250	30.475	31.04	85,743

Mr. Lim	VICP*	12/17/09	1	96,452	217,018	—	—	—	—	—
	RSUs (3)	01/25/10	—	—	—	5,000 (3)	—	—	—	169,995
	Long-term cash (4)	01/25/10	—	85,500	—	—	—	—	—	—
	Options	11/02/09	—	—	—	—	5,000	25.335	25.20	58,065
		01/25/10	—	—	—	—	5,000	33.999	34.26	78,089
		04/23/10	—	—	—	—	5,000	38.24	37.95	88,422
		07/26/10	—	—	—	—	5,000	30.475	31.04	68,595

*	Represents a potential bonus payment for fiscal 2010 at various performance levels under the VICP to the extent they would result from corporate performance (amounts in the “Maximum” column correspond to the “full opportunity level” under the VICP); other grants are stock options and restricted stock units (“RSUs”) under the 2008 Long-Term Plan, as well as long-term cash awards. Based on Plexus’ actual performance in fiscal 2010, bonuses were earned at the full opportunity level for corporate financial performance, as reflected in the “Summary Compensation Table” and discussed in “Compensation Discussion and Analysis” above.

(1)	Amounts in the rows labeled “VICP*” reflect potential bonus payments which would depend upon Plexus meeting corporate financial goals; these exclude potential bonus amounts for individual objectives. The amounts in the “Threshold” column indicate a payment for performance just above the threshold; there is no minimum payment once the threshold has been exceeded. The amounts in the “Target” column of the rows labeled “Long-term cash” represent long-term cash awards.

(2)	Options were granted at the average of the high and low trading prices on the date of grant. Under the 2008 Long-Term Plan, fair market value may be determined as the average of the high and low trading prices on the date of grant or as an average for a short period of time prior to the grant. The stock options that were granted in fiscal 2010 under the 2008 Long-Term Plan vest over a two year period, with 50% of the options vesting on the first anniversary of their grant date and the remainder vesting on the second anniversary.

(3)	The RSUs vest on January 25, 2013, assuming continued employment. See the discussions below under the caption “2008 Long-Term Plan.”

(4)	Long-term cash awards vest on January 25, 2013, assuming continued employment. Long-term cash awards were granted to provide a stable retention incentive of a known value and to encourage the retention of the shares received from other awards.
VICP
          Under the VICP, our executive officers may earn bonuses which depend in substantial part upon the degree to which Plexus achieves corporate financial goals which are set by our Compensation and Leadership Development Committee (the “Committee”) shortly after the beginning of our fiscal year. Each executive officer also may earn a portion of his or her bonus by achieving individual objectives set for that executive officer. The amounts included in the table are potential future payouts under non-equity incentive awards which could be earned pursuant to the corporate financial goals under the VICP. The amounts in the columns represent, respectively, the amount which could be earned in the event minimum results were achieved so as to result in a threshold payment to the executive officer, the amounts which could be received if each performance target was exactly met at the targeted level, and the maximum amount that could be earned under the VICP, which is known as the “full opportunity level.” Actual Company performance in fiscal 2010 exceeded the full opportunity level for both revenue and return on capital employed (“ROCE”); thus, bonuses were paid accordingly at the full opportunity level, as reported in the “Non-Equity Incentive Compensation” column in the “Summary Compensation Table” above.
          In addition, a portion of each individuals’ award could be earned based on individual objectives applicable specifically to that individual. These awards are intended to reflect in each instance an individual’s performance which may not be reflected in financial performance for the entire company. The maximum amount that could be earned based on individual performance was $153,654 for Mr. Foate (which would have been 20% of his bonus at the targeted levels) and varied from $24,113 to $34,962 for the other named executive officers (also representing 20%). The actual amounts earned by these persons are included above in the “Bonus” column in the “Summary Compensation Table.”
          If the amendments described below in “Approval of the Amendment to, and Restatement of, the 2008 Long-Term Incentive Plan” are approved by our shareholders at the 2011 annual meeting, bonuses previously payable to executive officers under this element of the Company’s compensation program will be made under the 2008 Long-Term Plan going forward; no other changes will be made to the Company’s executive compensation program as a result of these amendments.
2008 Long-Term Plan
          Under the 2008 Long-Term Plan, the Committee may grant directors, executive officers and other officers and key employees of Plexus stock options, stock-settled SARs, restricted stock, which may be designated as restricted stock awards or RSUs, unrestricted stock awards, performance stock awards (which may be settled in cash or stock), and cash bonus awards in periodic grants. In fiscal 2007, as a result of the volatility of the stock market, particularly for Plexus stock, the Committee began the practice of making quarterly option grants. This grant schedule facilitates overall compensation planning near the beginning of the fiscal year, as the total target amounts for grants for a year are set at that time. The Committee continues to make quarterly option grants; the specific dates of each grant are determined in advance. Option grants must be at the fair market value of the underlying shares when the grant is made.
          The Committee grants RSUs under the 2008 Long-Term Plan. In fiscal 2010, annual grants were made in January 2010, and vest three years from the date of the grant, assuming continued employment. Going forward, the Committee anticipates continuing making grants of RSUs in the second quarter of each fiscal year.
          No further grants are being made under the 2005 Equity Plan, the predecessor of the 2008 Long-Term Plan, except, in certain circumstances, to employees in the United Kingdom. Any such grants are subtracted from the shares available for issuance under the 2008 Long-Term Plan.
          As noted above, Section 162(m) of the Code generally limits the corporate tax deduction for compensation paid to the executive officers that is not “performance-based” to $1 million annually per executive officer. In order for certain performance-based compensation granted to executive officers under various Plexus compensation programs to generally not be subject to the $1 million limitation, the Company is seeking shareholder approval of amendments to the 2008 Long-Term Plan. Please see “Approval of the Amendment to, and Restatement of, the 2008 Long-Term Incentive Plan” below for more information.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
October 2, 2010
          The following table sets forth information about Plexus stock and option awards held by the named executive officers that were outstanding at the end of fiscal 2010.

	Option Awards				Stock Awards
					Equity
					Incentive Plan
					Awards:
	Number of	Number of			Number of	Equity Incentive Plan
	Securities	Securities			Unearned	Awards: Market or
	Underlying	Underlying			Shares, Units or	Payout Value of
	Unexercised	Unexercised	Option		Other Rights	Unearned Shares, Units
	Options	Options	Exercise	Option	That Have Not	or Other Rights That
	(#) (1)	(#) (1)	Price	Expiration	Vested	Have Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($) (2)
Mr. Foate	10,000	—	23.55	04/06/11
	100,000	—	25.285	04/22/12
	45,000	—	14.015	08/14/13
	75,000	—	15.825	04/28/14
	75,000	—	12.94	05/18/15
	100,000	—	42.515	05/17/16
	37,500	—	21.41	05/17/17
	37,500	—	23.83	08/01/17
	18,750	—	30.54	11/05/17
	18,750	—	22.17	01/28/18
	18,750	—	24.21	04/28/18
	18,750	—	29.71	07/29/18
	10,250	10,250	18.085	10/31/18
	10,250	10,250	14.625	02/02/19
	10,250	10,250	20.953	05/04/19
	10,250	10,250	25.751	08/03/19
	—	20,500	25.335	11/02/19
	—	20,500	33.999	01/25/20
	—	20,500	38.24	04/23/20
	—	20,500	30.475	07/26/20
					21,375 (3)	$656,854
					20,398 (4)	626,831
					20,500 (5)	629,965

Ms. Jones	10,000	—	18.185	04/09/17
	4,000	—	30.54	11/05/17
	4,000	—	22.17	01/28/18
	4,000	—	24.21	04/28/18
	4,000	—	29.71	07/29/18
	2,500	2,500	18.085	10/31/18
	2,500	2,500	14.625	02/02/19
	2,500	2,500	20.953	05/04/19
	2,500	2,500	25.751	08/03/19
	—	5,000	25.335	11/02/19
	—	5,000	33.999	01/25/20
	—	5,000	38.24	04/23/20
	—	5,000	30.475	07/26/20
					4,560 (3)	140,129
					4,975 (4)	152,882
					15,000 (6)	460,950
					5,000 (5)	153,650

	Option Awards				Stock Awards
					Equity
					Incentive Plan
					Awards:
	Number of	Number of			Number of	Equity Incentive Plan
	Securities	Securities			Unearned	Awards: Market or
	Underlying	Underlying			Shares, Units or	Payout Value of
	Unexercised	Unexercised	Option		Other Rights	Unearned Shares, Units
	Options	Options	Exercise	Option	That Have Not	or Other Rights That
	(#) (1)	(#) (1)	Price	Expiration	Vested	Have Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($) (2)
Mr. Buseman	5,000	—	39.00	05/24/16
	2,500	—	21.41	05/17/17
	2,500	—	23.83	08/01/17
	3,000	—	30.54	11/05/17
	3,000	—	22.17	01/28/18
	3,000	—	24.21	04/28/18
	3,000	—	29.71	07/29/18
	2,500	2,500	18.085	10/31/18
	2,500	2,500	14.625	02/02/19
	2,500	2,500	20.953	05/04/19
	2,500	2,500	25.751	08/03/19
	—	5,000	25.335	11/02/19
	—	6,250	33.999	01/25/20
	—	6,250	38.24	04/23/20
	—	6,250	30.475	07/26/20
					3,420 (3)	105,097
					4,975 (4)	152,882
					20,000 (6)	614,600
					6,250 (5)	192,063

Mr. Kelsey	3,600	—	25.285	04/22/12
	4,000	—	14.015	08/14/13
	5,000	—	15.825	04/28/14
	3,000	—	12.94	05/18/15
	5,000	—	42.515	05/17/16
	2,500	—	21.41	05/17/17
	2,500	—	23.83	08/01/17
	3,000	—	30.54	11/05/17
	3,000	—	22.17	01/28/18
	3,000	—	24.21	04/28/18
	3,000	—	29.71	07/29/18
	2,500	2,500	18.085	10/31/18
	2,500	2,500	14.625	02/02/19
	2,500	2,500	20.953	05/04/19
	2,500	2,500	25.751	08/03/19
	—	5,000	25.335	11/02/19
	—	6,250	33.999	01/25/20
	—	6,250	38.24	04/23/20
	—	6,250	30.475	07/26/20
					3,420 (3)	105,097
					4,975 (4)	152,882
					20,000 (6)	614,600
					6,250 (5)	192,063

	Option Awards				Stock Awards
					Equity
					Incentive Plan
					Awards:
	Number of	Number of			Number of	Equity Incentive Plan
	Securities	Securities			Unearned	Awards: Market or
	Underlying	Underlying			Shares, Units or	Payout Value of
	Unexercised	Unexercised	Option		Other Rights	Unearned Shares, Units
	Options	Options	Exercise	Option	That Have Not	or Other Rights That
	(#) (1)	(#) (1)	Price	Expiration	Vested	Have Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($) (2)
Mr. Lim	5,500	—	12.94	05/18/15
	7,500	—	42.515	05/17/16
	2,500	—	21.41	05/17/17
	2,500	—	23.83	08/01/17
	3,000	—	30.54	11/05/17
	3,000	—	22.17	01/28/18
	3,000	—	24.21	04/28/18
	3,000	—	29.71	07/29/18
	2,500	2,500	18.085	10/31/18
	2,500	2,500	14.625	02/02/19
	2,500	2,500	20.953	05/04/19
	2,500	2,500	25.751	08/03/19
	—	5,000	25.335	11/02/19
	—	5,000	33.999	01/25/20
	—	5,000	38.24	04/23/20
	—	5,000	30.475	07/26/20
					3,420 (3)	105,097
					4,975 (4)	152,882
					15,000 (6)	460,950
					5,000 (5)	153,650

(1)	Option award, under the 2008 Long-Term Plan or its predecessor plan. All options have an exercise price equal to the market price of our common stock on the date of grant. Since 2005, the market price has been determined using the average of the high and low trading prices on the grant date. Prior to that date, the market price was determined by an average of the high and low trading prices over a period of five to ten trading days prior to the grant date. Options granted in fiscal 2005 vested immediately. Options granted in fiscal 2006 (and to Ms. Jones in April 2007) vested one-third on each of the first three anniversaries of the grant date. Options granted in fiscal 2007 and after vest one-half on each of the first two anniversaries of the grant date.

(2)	Based on the $30.73 per share closing price of a share of our common stock on October 1, 2010, the last trading day of fiscal 2010.

(3)	Consists of RSUs awarded in fiscal 2008 under the 2005 Equity Plan. The RSUs vest on November 5, 2010, based on continued service through that date. See “Compensation Discussion and Analysis—Elements and Analysis of Direct Compensation—Long-Term Incentives” for additional information regarding awards.

(4)	Consists of RSUs awarded in fiscal 2009 under the 2008 Long-Term Plan. The RSUs vest on October 31, 2011, based on continued service through that date. See “Compensation Discussion and Analysis—Elements and Analysis of Direct Compensation—Long-Term Incentives” for additional information regarding awards.

(5)	Consists of RSUs awarded in fiscal 2010 under the 2008 Long-Term Plan. The RSUs vest on January 25, 2013, based on continued service through that date. See “Compensation Discussion and Analysis—Elements and Analysis of Direct Compensation—Long-Term Incentives” for additional information regarding awards.

(6)	Consists of RSUs awarded in fiscal 2009 under the 2008 Long-Term Plan. The RSUs vest on August 3, 2012, based on continued service through that date. See “Compensation Discussion and Analysis—Elements and Analysis of Direct Compensation—Long-Term Incentives” for additional information regarding awards.

OPTION EXERCISES AND STOCK VESTED
2010
          The following table sets forth information about the Plexus stock options that were exercised by the named executive officers in fiscal 2010. There were no outstanding awards of restricted stock or similar awards that vested in fiscal 2010.

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($) (1)	Vesting (#)	Vesting ($)
Mr. Foate	126,144	$2,344,828	—	—
Ms. Jones	—	—	—	—
Mr. Buseman	—	—	—	—
Mr. Kelsey	10,800	112,245	—	—
Mr. Lim	6,000	86,270	—	—

(1)	Based on the difference between the exercise price and the sale price on the date of exercise with the exception of shares that were held upon the exercise of options; in such case, the value realized is based on the difference between the exercise price and the average of the high and low trading prices of our stock on the Nasdaq Global Select Stock Market on the date of exercise.
NONQUALIFIED DEFERRED COMPENSATION
2010
          Plexus does not maintain any defined benefit pension plans. Plexus’ only retirement savings plans are defined contribution plans: the 401(k) Savings Plan (the “401(k) Plan”) for all qualifying U.S. employees; and the supplemental executive retirement plan (the “SERP”) for executive officers. Because these are defined contribution plans, Plexus’ obligations are fixed at the time contributions are made, rather than Plexus being liable for future potential shortfalls in plan assets to cover the fixed benefits that are promised in defined benefit plans.
          The 401(k) Plan is open to all U.S. Plexus employees meeting specified service and related requirements. Under the plan, employees may voluntarily contribute up to 75% of their annual compensation, up to a maximum tax code mandated limit of $16,500 ($22,000 if age 50 or older); Plexus will match 100% of the first 4.0% of salary which an employee defers, up to $9,800 in calendar year 2010. There are several investment options available to participants under the 401(k) Plan, including a Plexus stock fund.
          Plexus maintains the SERP as an additional deferred compensation mechanism for its executive officers; the individuals covered in fiscal 2010 include Ms. Jones and Messrs. Foate, Buseman and Kelsey. Mr. Lim does not participate because he is not a United States resident. Under the SERP, an executive may elect to defer some or all of his or her compensation through the plan, and Plexus may credit the participant’s account with a discretionary employer contribution. Participants are entitled to the payment of deferred amounts and any earnings which may be credited thereon upon termination or retirement from Plexus, subject to the participants’ deferral elections and Section 409A of the Code. The plan allows investment of deferred compensation held on behalf of the participants into individual accounts and, within these accounts, into one or more designated mutual funds or investments. These investment choices do not include Plexus stock.
          Executive officers’ personal voluntary deferrals to the SERP for fiscal year 2010 totaled $14,356, including those by the named executive officers as set forth in the table below. In addition, the plan allows for discretionary Plexus contributions. Since fiscal 2006, discretionary contributions have been the greater of (a) 7% of the executive’s total targeted cash compensation, minus Plexus’ permitted contributions to the executive officer’s account in the 401(k) Plan, or (b) $13,500. The Committee may also choose to make additional or special contributions; no such contributions were made in fiscal 2010.

          Mr. Lim does not participate in these plans because he is a resident of Malaysia and is covered by a different system. Under Malaysian law, an employer must make a contribution to the fund of at least 12% of every employee’s salary during the year to the Employees Provident Fund, which is a retirement savings program established under Malaysian law. In accordance with its practice in Malaysia, Plexus made a contribution of 17% for Mr. Lim to reflect his seniority and responsibilities.
          The following table includes information as to contributions under the SERP or, in the case of Mr. Lim, the Malaysian Employees Provident Fund. Since the 401(k) Plan is a tax-qualified plan generally available to all employees, contributions on behalf of the executive officers and earnings in that plan are not included in this table; however, company contributions under both are among the items included in the “All Other Compensation” column in the “Summary Compensation Table” above.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings	Withdrawals/	Balance at
	in Last FY	in Last FY	in Last FY	Distributions	Last FYE
Name	($) (1)	($)	($)	($)	($)
Mr. Foate	—	$96,894	$175,160	—	$1,686,823
Ms. Jones	$4,510	27,341	13,710	—	151,821
Mr. Buseman	3,347	24,489	12,465	—	105,749
Mr. Kelsey	—	21,397	7,919	$13,895	63,848
Mr. Lim (2)	27,086	57,559	23,775 (3)	—	524,343 (4)

(1)	Includes contributions by the named executive officers that are included in the “Salary” column in the “Summary Compensation Table” above, as follows: Ms. Jones — $4,510; Mr. Buseman — $3,347; and Mr. Lim — $24,134.

(2)	Mr. Lim’s information relates to the Malaysian Employees Provident Fund.

(3)	“Aggregate Earnings in Last FY” represent dividends declared by the Malaysian Employees Provident Fund Board for calendar year 2009. This information is not yet available to Mr. Lim or the Company from the Malaysian Employees Provident Fund for calendar year 2010.

(4)	Mr. Lim’s fund account also includes contributions prior to his employment with Plexus and related earnings since the Malaysian Employees Provident Fund is not an employer-sponsored plan.
EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR
CHANGE IN CONTROL
          In this section, we are providing information about specific agreements with our executive officers relating to employment and their post-employment compensation. As discussed further below, only Mr. Foate has an employment agreement. All of our executive officers have change in control agreements which will provide, in certain circumstances, for payments to the executive officers in the event of a change in control of Plexus.
Mr. Foate’s Employment Agreement
          Plexus does not generally have employment agreements with its executive officers. However, when Mr. Foate became Plexus’ Chief Executive Officer in 2002, the Committee and the board believed it was important to enter into an employment agreement with Mr. Foate to set forth the terms of his employment and to provide incentives for him to continue with the Company over the long term. The Company entered into a new employment agreement with Mr. Foate in 2008. The new employment agreement, which was approved by the Committee and the board, amended and superseded Mr. Foate’s previous employment agreement with the Company. Changes were made in order to more fully comply with changes made to Internal Revenue Code (the “Code”) Section 409A and to

integrate the change in control provisions into the employment agreement; however, the benefits payable under the new agreement are substantially unchanged from those under the previous agreements.
          Mr. Foate’s employment agreement is for an initial term of three years and automatically extends (unless terminated) by one year every year, so that it maintains a rolling three-year term. The agreement specifies when Plexus may terminate Mr. Foate for cause, or when Mr. Foate may leave the Company for good reason, and determines the compensation payable upon termination. The definition of “cause” and “good reason” are substantially similar to those under the change in control agreements, as described below, although “good reason” would also include a failure of Plexus to renew the employment agreement. If Mr. Foate is terminated for cause or voluntarily leaves without good reason, dies or becomes disabled, or the agreement is not renewed, Plexus is not required to make any further payments to Mr. Foate other than with respect to obligations accrued on the date of termination. If Plexus terminates Mr. Foate without cause, or he resigns with good reason, Mr. Foate is entitled to receive compensation including his base salary for a three year period following his separation date, a pro-rated VICP bonus keyed to the actual attainment of performance targets for the year in which Mr. Foate is involuntarily terminated, and certain lump sum payments designed to ensure that his benefits approximate those provided under the previous employment agreement. The lump sum payments are equal to the sum of one hundred percent (100%) of Mr. Foate’s annual base salary prior to his separation date and the maximum amount of Company contributions for a full plan year under the 401(k) Plan and the Company’s deferred compensation plans. Mr. Foate would also be eligible to participate in the Company’s medical, dental and vision plans, subject to his payment of any premiums required by such plans, for a three year period following his separation from Plexus. Any payments triggered by a termination of employment are to be delayed until six months after termination, as required by Section 409A of the Code.
          Change in control provisions are included in Mr. Foate’s current employment agreement and are substantially identical to those provided in the change in control agreements described below under the caption “Change in Control Agreements,” with Mr. Foate’s payment amount being three times the relevant salary plus benefits.
          Under Mr. Foate’s employment agreement, Plexus is also protected from competition by Mr. Foate after his employment with Plexus would cease. Upon termination, Mr. Foate agrees to not interfere with the relationships between the customers, suppliers or employees of Plexus for two years, and that he will not compete with Plexus over the same period and in geographical locations proximate to Plexus’ operations. Further, Mr. Foate has agreed to related confidentiality requirements after the termination of his employment.
          Under the 2008 Long-Term Plan and predecessor plans, optionholders (or their representatives) have a period of time in which they may exercise vested stock options after death, disability, retirement or other termination of employment, except in the case of termination with cause. Options do not continue to vest after termination except for full vesting upon a change in control or, when provided in related option agreements, upon death or disability. See “Outstanding Equity Awards at Fiscal Year End” above for information as to Mr. Foate’s outstanding stock options at October 2, 2010. Mr. Foate would also receive accrued and vested benefits under the 401(k) Plan and the SERP, and payment for accrued but unused vacation, upon a termination of employment for any reason; those amounts are not included in “Potential Benefits Table” below. See “Nonqualified Deferred Compensation” above for further information.
Change in Control Agreements
          Plexus has change in control agreements, the form of which was adopted in 2008, with Ms. Jones and Messrs. Buseman, Kelsey and Lim, and its other executive officers (with the exception of Mr. Foate as described above under the caption “Mr. Foate’s Employment Agreement”) and certain other key employees. Under the terms of these agreements, if there is a change in control of Plexus, as defined in the agreement, the executive officers’ authorities, duties and responsibilities shall remain at least commensurate in all material respects with those prior to the change in control. Their compensation may not be reduced. Their benefits must be commensurate with those of similarly situated executives of the acquiring firm, and their location of employment must not be changed significantly as a result of the change in control.
          Within 24 months after a change in control, in the event that any covered executive officer is terminated other than for cause, death or disability, or an executive officer terminates his or her employment with good reason,

Plexus is obligated to pay the executive officer, in a cash lump sum, an amount equal to three times (one to two times for other key employees) the executive officer’s base salary plus targeted bonus payment, and to continue retirement payments and certain other benefits. The change in control agreements designate three times salary plus benefits for each of Ms. Jones and Messrs. Buseman, Kelsey and Lim. The agreements further provide for payment of additional amounts which may be necessary to “gross-up” the amounts due to such executive officer in the event of the imposition of an excise tax upon the payments. The agreements do not preclude termination of the executive officer, or require payment of any benefit, if there has not been a change in control of Plexus, nor do they limit the ability of Plexus to terminate these persons thereafter for cause. It is the Committee’s view that the level of benefits, combined with the “double trigger” requiring both a change in control and a termination of employment, provides an appropriate balancing of the interests of the Company, its shareholders and its executives.
          Under our change in control agreements:
•	A termination for a “cause” would occur if the executive officer willfully and continually fails to perform substantial duties or willfully engages in illegal conduct or gross misconduct which injures Plexus.

•	After a change in control, an executive may terminate for “good reason” which would include: requiring the executive to perform duties inconsistent with the duties provided under his or her agreement; Plexus not complying with provisions of the agreement; the Company requiring the executive to move; or any attempted termination of employment which is not permitted by the agreement.

•	A change in control would occur in the event of a successful tender offer for Plexus, other specified acquisitions of a substantial portion of the Company’s outstanding stock, a merger or other business combination involving the Company, a sale of substantial assets of the Company, a contested director’s election or a combination of these actions followed by any or all of the following actions: change in management or a majority of the board of the Company or a declaration of a “change in control” by the board of directors.
          Also, under the 2008 Long-Term Plan and predecessor plans, award holders (or their representatives) have a period of time in which they may exercise vested awards after death, disability, retirement or other termination of employment, except in the case of termination with cause. Awards do not continue to vest after termination, except for full vesting upon death or permanent disability when provided in the related award agreements or upon a change in control. See “Outstanding Equity Awards at Fiscal Year End” above for information as to executive officers’ outstanding stock options at October 2, 2010 (the named executive officers do not hold any stock-settled SARs). Executives would also receive accrued and vested benefits under the 401(k) Plan and the SERP, and payment for accrued but unused vacation, upon a termination of employment for any reason; those amounts are not included in the table. See “Nonqualified Deferred Compensation” above for further information.
          Plexus does not have employment agreements with its executive officers other than Mr. Foate. It also does not have a formal severance plan for other types of employment termination, except in the event of a change in control as described above. Although Plexus has a general practice of providing U.S. salaried employees with two weeks’ severance pay for every year worked (generally to a maximum of 13 weeks) in the case of termination without cause, actual determinations are made on a case-by-case basis. Therefore, whether and to what extent Plexus would provide severance benefits to the named executive officers, or other executive officers, upon termination (other than due to death, permanent disability or a change in control) would depend upon the facts and circumstances at that time. As such, we are unable to estimate the potential payouts under other employment termination scenarios.
Potential Benefits Table
          The following table provides information as to the amounts which will be payable (a) to Mr. Foate under his employment agreement if he is terminated by Plexus for cause or without cause, (b) to the named executive officers in the event of death or permanent disability, and (c) to the named executive officers in the event they were terminated without cause, or the executive terminated with good reason, in the event of a change in control. The payments are calculated assuming a termination as of October 2, 2010, the last day of our previous fiscal year. The table includes only benefits that would result from death or permanent disability, a termination or a change in control, not vested benefits that are payable irrespective of a change.

				Early Vesting	Additional
	Cash		Early Vesting	of RSUs	Retirement
Executive Officer; Context of	Payments		of Stock	(and long-term	Benefits	Other Benefits	Tax
Termination	(1)		Options (2)	cash) (3)	(4)	(5)	Gross-up (6)	Total
Mr. Foate — Termination by Plexus for Cause	—		—	—	—	$26,167	—	$26,167
Mr. Foate — Death or Disability	—	(7)	$561,792	$3,000,933	—	26,167	—	3,588,892
Mr. Foate — Termination by Plexus without Cause	$4,650,000		—	—	$320,081	215,080	—	5,185,161
Mr. Foate — Change in Control	4,650,000		561,792	3,000,933	320,081	215,080	$2,188,246	10,936,132
Ms. Jones — Death or Disability	—	(7)	137,023	1,163,001	—	8,395	—	1,308,419
Ms. Jones — Change in Control	1,597,500		137,023	1,163,001	112,354	157,385	891,558	4,058,821
Mr. Buseman — Death or Disability	—	(7)	137,341	1,324,306	—	32,567	—	1,494,214
Mr. Buseman — Change in Control	1,485,000		137,341	1,324,306	98,736	183,022	876,549	4,104,954
Mr. Kelsey — Death or Disability	—	(7)	137,341	1,324,306	—	24,221	—	1,485,868
Mr. Kelsey — Change in Control	1,350,000		137,341	1,324,306	96,172	167,477	794,752	3,870,048
Mr. Lim — Death or Disability	—	(7)	137,023	1,110,868	—	63,562	—	1,311,453
Mr. Lim — Change in Control	1,393,026		137,023	1,110,868	—	82,312	—	2,723,229

(1)	This amount represents payments relating to the executives’ base salary and VICP bonus to the extent they would be paid after termination, based on the salary in effect at the end of fiscal 2010 and the target VICP bonus for 2010. Under the change in control agreements, this payment equals three years salary, as it was in effect at the time of termination, plus three times the targeted VICP compensation for the year of termination. There are similar provisions for a termination without cause in Mr. Foate’s employment agreement.

(2)	All outstanding unvested stock options would become vested upon a change in control, and the unvested options also would vest upon death or disability. The amount shown represents the difference in value of the unvested options between their exercise price and market price, based on Plexus’ closing stock price of $30.73 per share on October 1, 2010, the last trading date of fiscal 2010. These are in addition to the already fully vested stock options discussed above. See “Outstanding Equity Awards at Fiscal Year End.”

(3)	All outstanding RSUs and long-term cash awards would become vested upon a change in control. The amount shown represents the difference in value of the unvested RSUs and long-term cash awards between their grant price and market price, based on Plexus’ closing stock price of $30.73 per share on October 1, 2010, the last trading date of fiscal 2010.

(4)	Under the change in control agreements, the Company would be required to continue payments to the 401(k) Plan and SERP for three years at the same level during the year preceding the change in control. There are similar provisions for a termination without cause in Mr. Foate’s employment agreement. This column represents the total amount of those payments. The executive officers would also receive accrued and vested benefits under the 401(k) Plan and the SERP, and payment for accrued but unused vacation, upon a termination of employment for any reason; those amounts are not included in the table. See “Nonqualified Deferred Compensation” for further information.

(5)	These amounts include continuing payments of health and welfare benefits, accrued vacation, executive reimbursement plan expenses, company car and other benefits for three years, as provided in the agreement.

(6)	In the event of a change in control in Plexus, the change in control agreements with our executive officers provide that we will pay them an additional benefit to reimburse the “golden parachute” excise taxes which they would owe pursuant to Internal Revenue Code Section 280G. This column provides an estimate of these payments, reflecting each executive’s base compensation under Section 280G.

(7)	Excludes life or disability insurance payments from third party insurers.
COMPENSATION AND RISK
          During fiscal 2010, the Company reviewed its compensation policies, programs and procedures, including the incentives they create and mitigating factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company. Management assessed risk factors associated with specific compensation programs, as well as enterprise-level compensation risk factors, and a risk rating was assigned to each factor. The program-specific risk factors assessed included payout potential, payout as a percentage of total compensation, risk of manipulation, discretion to modify awards, overall plan design and market appropriateness. Enterprise-level risk factors evaluated included the balance between performance rewarded and the sustainability of that performance, the overall compensation mix, consistency between annual and long-term objectives as well as metrics, achievability of performance goals without undue risk-taking, the relationship of long-term awards to the Company’s pay philosophy, stock ownership requirements, the weighting and duration of performance metrics, the value of severance packages, the degree to which pay programs (including retirement benefits) and/or grants may be considered disproportionate, and the interaction of compensation plans with the Company’s financial performance and strategy. The Compensation and Leadership Development Committee reviewed management’s evaluation process as well as its results, and determined that both the process and conclusions reached were reasonable.
          Based on this review, the Company has concluded that its compensation policies, programs and procedures are not reasonably likely to have a material adverse effect on the Company.
APPROVAL OF THE AMENDMENT TO, AND RESTATEMENT OF,
THE 2008 LONG-TERM INCENTIVE PLAN
          At the annual meeting, shareholders will be asked to approve the amendment of the Company’s 2008 Long-Term Incentive Plan (the “2008 Long-Term Plan”), including the restatement of the 2008 Long-Term Plan as amended. The amendments to the 2008 Long-Term Plan were adopted by the Plexus board on November 17, 2010, subject to shareholder approval at the annual meeting. Shareholders originally approved the 2008 Long-Term Plan at the Company’s 2008 annual meeting. Since that time the Company has made non-material amendments to the 2008 Long-Term Plan, including those related to Section 409A of the Internal Revenue Code (the “Code”).
          In response to an analysis of current tax law and an overall review of the 2008 Long-Term Plan, the board of directors determined it was in the best interests of Plexus to amend the 2008 Long-Term Plan to maximize the tax deductibility by the Company of cash awards. We are requesting shareholder approval so that benefits under the 2008 Long-Term Plan can continue to qualify as performance-based compensation under Section 162(m) of the Code and not adversely affect Plexus’ tax deduction. Section 162(m) generally limits the corporate tax deduction for compensation paid to executive officers that is not “performance based” to $1 million per executive officer. “Performance-based” compensation meeting certain requirements is not counted against the $1 million limit and remains fully deductible for tax purposes. Section 162(m) in part requires shareholder approval of a compensation plan once every five years. Shareholder approval of the business performance criteria included in the 2008 Long-

Term Plan and the maximum amounts that may be awarded under the 2008 Long-Term Plan, even without shareholder approval of specific targeted levels of performance, will qualify the incentive awards granted under the 2008 Long-Term Plan as performance-based compensation and is expected to allow full tax deductibility of any performance based awards under the 2008 Long-Term Plan for the next five years.
          Assuming the amendments are approved by our shareholders, compensation payable to the Company’s executive officers is not expected to increase; rather, one already existing form of executive compensation will be paid in the future under the 2008 Long-Term Plan where the Company will benefit from greater tax deductibility of such compensation. If the amendments are not approved, the 2008 Long-Term Plan will remain unchanged and future cash bonuses, if any, will continue to be made under the Company’s existing plans or arrangements as has been done in the past, without the benefits of tax deductibility provided under Section 162(m).
          The 2008 Long-Term Plan provides a means to compensate Plexus officers, directors and employees in a way that is performance-driven, because the value of many of the awards depends on performance — either of our stock or our corporate performance. Also, the use of Plexus stock helps us to further align the interests of our officers, directors and employees with those of our shareholders. The board believes that the amendments to the 2008 Long-Term Plan are desirable because the amended 2008 Long-Term Plan will continue to promote the interests of Plexus and its shareholders by not only further strengthening Plexus’ ability to retain and attract officers, key salaried employees and directors, encouraging such individuals to maintain a personal interest in Plexus’ continued success and progress, and providing a means of linking personal compensation to creation of value for Plexus’ shareholders, but also by permitting the Company to receive favorable tax treatment with respect to certain awards. Rather than create an entirely new plan, the Company is proposing to amend and restate the 2008 Long-Term Plan so that we can utilize an incentive compensation plan that shareholders have previously approved.
          At December 1, 2010, 3,673,386 shares were available for future grants under the 2008 Long-Term Plan. See “Equity Compensation Plan Information” below for a summary at October 2, 2010, of shares subject to options granted under Plexus’ existing plans and shares available under existing plans on that date; see also “Executive Compensation” above for information on awards previously made under the 2008 Long-Term Plan and predecessor plans, and “Corporate Governance—Directors’ Compensation.”
          The Plexus board of directors has adopted the amended and restated 2008 Long-Term Plan as in the best interests of Plexus and its shareholders. The board unanimously recommends that shareholders vote FOR approval of the amendment to, and restatement of, the 2008 Long-Term Plan.
Summary of Amendments
          Prior to the amendments described below, cash bonuses or incentive awards were already permitted; however, the amendments will give the Company greater flexibility to determine performance goals, including by adding additional business performance criteria to the 2008 Long-Term Plan. The amendments to the 2008 Long-Term Plan are designed to supplement and expand the business performance criteria contained within the plan’s definition of “Performance Goals” to include revenue, sales, free cash flow, working capital, cash cycle days, expenses, cost reduction, market share, debt reduction and customer satisfaction, measured on an absolute basis or in terms of growth or reduction. Also, the maximum cash incentive award payable to an employee in any fiscal year is being increased to $4,000,000 from $1,500,000, and the awards formerly known as “cash bonus awards,” are being renamed “cash incentive awards.”
          The board believes that amending the 2008 Long-Term Plan will potentially provide the Company with favorable tax treatment of certain awards to executive officers. In addition, by supplementing the definition of “Performance Goals” and increasing the maximum cash incentive award payable, the amended and restated 2008 Long-Term Plan will give the Company flexibility in the design of its compensation programs, so that it can select the performance measures and awards it believes will appropriately motivate officers, directors and employees consistent with Plexus’ business plans and goals, as they may adjust from time to time. The potential cash incentive award is being increased to provide Plexus with the ability to reallocate compensation methods in the future if determined to be in the Company’s best interests; there are no current plans to do so. The name of the cash awards is being changed to better match the Company’s compensation philosophies. It is also anticipated that certain sub-plans to be adopted under the 2008 Long-Term Plan may permit the exercise of negative discretion (i.e., a reduction of certain amounts payable) based on the level of achievement of individual goals with regard to a portion of the awards.
          If these amendments are approved, compensation payable to the Company’s executive officers is not expected to increase; rather, one existing form of executive compensation will be paid in the future under the 2008 Long-Term Plan where the Company will benefit from greater tax deductibility.
2008 Long-Term Plan
          Subject to the amendments described above, the other provisions of the 2008 Long-Term Plan will remain unchanged, and will continue if the amendments are not approved by shareholders. The following is a description of the key features of the 2008 Long-Term Plan. The information in this section is qualified in its entirety by reference to the text of the 2008 Long-Term Plan, which is attached hereto as Appendix A.
          The 2008 Long-Term Plan provides for the grant of:
•	stock options, consisting of incentive stock options (“ISOs”), intended to qualify within the meaning of Section 422 of the Code, and non-qualified stock options (“NSOs”) that do not meet the requirements of Section 422 of the Code;

•	stock appreciation rights (“SARs”), which may be cash-settled stock appreciation rights or stock-settled appreciation rights;

•	stock awards, including restricted stock awards, which may be restricted stock shares or restricted stock units (“RSUs”), and unrestricted stock awards;

•	performance stock awards, which are conditioned upon the satisfaction of pre-established performance goals; and

•	cash incentive awards.
In this section of the proxy statement, we refer to ISOs and NSOs as “options”, and options, SARs, restricted stock awards, unrestricted stock awards, performance stock awards and cash incentive awards collectively as “awards.”
          The maximum number of shares of Plexus common stock that may be issued pursuant to awards under the 2008 Long-Term Plan is 3,673,386 as of the date of this proxy statement (reflecting 5,500,000 shares previously approved by shareholders, less 1,826,614 shares used or subject to outstanding awards). Shares may be original issue shares, treasury shares held by Plexus, treasury shares that have been repurchased by Plexus or an independent agent in the open market to be used for awards, or from a combination of any of the foregoing. Additionally, if any award granted under the 2008 Long-Term Plan is canceled, terminates, expires, or lapses for any reason, any shares subject to the award will be available for the grant of other awards under the 2008 Long-Term Plan. If a SAR is exercised, only the number of shares issued upon exercise are counted against the share limit (not the number of shares subject to the SAR). Furthermore, any awards or portions thereof that are settled in cash and not in shares will not be counted against the share limit. The total number of shares remaining available for future issuance under the 2008 Long-Term Plan represents approximately 9% of the number of shares of common stock outstanding. The 2008 Long-Term Plan has a term of ten (10) years. On December 1, 2010, the fair market value of Plexus common stock, as determined under the definition in the 2008 Long-Term Plan, using the average of the high and low trading prices on that day, was $27.865 per share.
          The 2008 Long-Term Plan is administered by the Compensation and Leadership Development Committee (the “Committee”). The Committee, in its discretion, designates the persons to whom awards will be made, grants the awards in the form and amount as it determines, and imposes such limitations, restrictions and conditions upon any such award as it deems appropriate; the Committee may delegate certain of these decisions relating to awards to other Plexus officers, directors or employees. However, the Committee itself makes decisions related to any awards made to executive officers, and the full board of directors makes these decisions with respect to any awards made to directors. We refer to the Committee, its designees and the board acting in these capacities as the “Administrators.”
          Officers, salaried exempt employees and directors of Plexus or any subsidiary are eligible to receive awards. No person may receive awards for more than 1,000,000 shares in any calendar year. Plexus estimates that the number of persons currently eligible to participate in the 2008 Long-Term Plan is in the range of 1,250 to 1,750, including each of the executive officers and the directors. The table below reflects the fiscal 2010 grants of awards pursuant to the 2008 Long-Term Plan to the individuals named in the “Summary Compensation Table” above, to all current executive officers as a group, to all other employees as a group, and to all non-employee directors:
NEW PLAN BENEFITS
2008 Long-Term Incentive Plan

	Dollar Value	Number of
Name and Position	($) (1)	Units (2)	Options
Dean A. Foate President and Chief Executive Officer	$3,426,600	20,500	82,000
Ginger M. Jones Vice President and Chief Financial Officer	810,472	5,000	20,000
Michael D. Buseman Senior Vice President, Global Manufacturing Operations	884,270	6,250	23,750
Todd P. Kelsey Senior Vice President, Global Market Customer Services	854,786	6,250	23,750
Yong Jin Lim Regional President — Plexus APAC	702,824	5,000	20,000
All current executive officers as a group	8,493,186	53,500	211,500
All other employees as a group (3)	19,199,184	380,927	26,544
All non-employee directors as a group	1,014,225	16,000	30,000

(1)	In addition to the dollar value of fiscal 2010 grants of options, RSUs and unrestricted stock awards pursuant to the 2008 Long-Term Plan, the totals for Messrs. Foate, Buseman, Kelsey and Lim, and Ms. Jones, as well as all executive officers as a group and all other employees as a group, reflect the dollar value of bonuses earned in fiscal 2010 under the VICP, which will be paid in fiscal 2011 and are reported in “Summary Compensation Table” above. Upon shareholder approval of the amendments to 2008 Long-Term Plan, executive officers’ bonuses will shift into the 2008 Long-Term Plan, but bonuses for other employees will remain in the VICP. Award levels for fiscal 2011 have not yet been set.

(2)	Includes SARs, RSUs and unrestricted stock awards.

(3)	Excludes executive officers.
          The exercise price of options and SARs granted under the 2008 Long-Term Plan may not be less than 100% of the fair market value of the shares on the date options or SARs are granted. The 2008 Long-Term Plan defines fair market value as the mean between the high and low trading value of Plexus common stock on the date of grant or the average of high and low trading prices for a period of trading days ending on the grant date determined by the Administrators. Notwithstanding the foregoing, the Committee is only permitted to base the determination of fair market value on an average of trading days if the requirements for the use of such methodology prescribed by applicable guidance under Section 409A of the Code are satisfied. The vesting schedule for awards is determined in connection with their grant. Unless a particular award provides otherwise, options and SARs will have maximum exercise terms of ten and seven years, respectively, from the date of grant. Except in connection with a corporate transaction involving Plexus (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares) the Administrators do not have the authority to “reprice” awards or to cancel outstanding awards in exchange for cash or other awards with an exercise price that is less than the exercise price of the original awards; such a repricing or exchange would require shareholder approval.
          No person may receive an ISO if, at the time of grant, the person owns, directly or indirectly shares representing, more than 10% of the total combined voting power of Plexus, unless the exercise price is at least 110% of the fair market value of the shares and the exercise period of such ISO is limited to five years. The maximum fair market value, determined at time of grant, of shares covered by ISOs that first become exercisable by any employee in any one calendar year is limited to $100,000.
          Awards of SARs may be made alone or together with other awards under the 2008 Long-Term Plan. The Administrators determine the terms of any SAR grants.
          Any option or SAR granted generally will be non-transferable by the grantee other than by will or the laws of descent and will be exercisable during the grantee’s lifetime solely by the grantee or the grantee’s duly appointed guardian or personal representative. However, the Administrators may permit a grantee to transfer NSOs or SARs to a family member or a trust or partnership for the benefit of a family member, in accordance with rules established by the Administrators.
          Restricted stock awards may be issued either alone or in addition to other awards granted under the 2008 Long-Term Plan. The Administrators determine the eligible persons to whom and the times at which restricted stock awards will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and any other terms and conditions of the awards. Grants of restricted stock may also be made as RSUs, which may be conditioned upon the attainment of specified performance goals, which are described in the 2008 Long-Term Plan, or other criteria determined by the Administrators, and the provisions of restricted stock shares or restricted stock units do not need to be the same with respect to each recipient.
          Each restricted stock or RSU award is confirmed by, and subject to the terms of, an agreement identifying the restrictions applicable to the award. Until the applicable restrictions lapse or the conditions are satisfied, the individual is not permitted to sell, assign, transfer, pledge or otherwise encumber the restricted stock award. Unless otherwise provided in the applicable agreement, the portion of the restricted stock award still subject to restriction will be forfeited by the individual upon termination of the individual’s service for any reason. If and when the applicable restrictions lapse, unrestricted shares will be issued to the individual.
          The Administrators may grant awards under the 2008 Long-Term Plan subject to specified performance goals that are based on the attainment of goals relating to various business performance criteria measured on an absolute basis or in terms of growth or reduction (the “Performance Goals”), which would be supplemented and expanded as provided above. The Performance Goals may be based solely by reference to the performance of Plexus or the performance of an affiliate, division, business segment or business unit or subsidiary of Plexus, or based upon the relative performance of other companies or upon comparison of any of the indicators of performance relative to other companies. In measuring the degree of attainment of a Performance Goal, the Administrators shall exclude charges related to extraordinary items, including restructurings, discontinued operations, mergers, acquisitions, and other unusual or non-recurring items, subject to its use of appropriate discretion.
          Performance Goals are established in writing by the Administrators not later than 90 days after the commencement of the period of service to which the Performance Goal relates. The preestablished Performance Goals must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to any employee if the goal is attained. If Performance Goals established by the Administrators are not met, the award will be forfeited.
          The Administrators may grant unrestricted stock awards either alone or in addition to other awards granted under the 2008 Long-Term Plan. The Administrators determine the eligible employees or directors to whom and the times at which unrestricted stock awards will be made, the number of shares subject to the award and any other terms and conditions of the awards.
          The Administrators may grant performance stock awards either alone or in addition to other awards granted under the 2008 Long-Term Plan. It is anticipated that performance stock awards will be subject to both a performance condition and a condition related to the individual’s continued employment. The Administrators will determine the eligible employees to whom and the times at which performance stock awards will be made, the number of shares subject to the award, the time within which such awards will be subject to forfeiture and any other terms and conditions of the awards.
          The performance stock awards will be conditioned upon the attainment of one or more preestablished, objective corporate Performance Goals that apply to the individual, a business unit, or Plexus as a whole. The performance stock awards may also be conditioned upon such other conditions, restrictions and contingencies as the Administrators may determine, including the individual’s continued employment. The provisions of performance stock awards need not be the same with respect to each recipient. Until all conditions for a performance stock award have been satisfied, the individual is not be permitted to sell, assign, transfer, pledge or otherwise encumber the award. Any portion of an award still subject to restriction upon termination of an individual for any reason must be forfeited. If and when the applicable restrictions lapse, unrestricted shares will be issued to the individual.
          Cash incentive awards may be issued either alone or in addition to other awards granted under the 2008 Long-Term Plan. The Administrators will determine the employees to whom and the times at which cash incentive awards will be granted, and the conditions upon which the awards will be paid. The maximum cash incentive award payable to an employee in any fiscal year will not exceed $4,000,000, as amended.
          Cash incentive awards under the 2008 Long-Term Plan would be paid solely on account of the attainment of one or more preestablished, objective Performance Goals that apply to the individual, a business unit, or Plexus as a whole; approval of the amendments to the 2008 Long-Term Plan would increase the types of Performance Goals that may be used. The 2008 Long-Term Plan does not limit the authority of the Company, the board or the Committee to award other bonuses or compensation to any person.
          Payment for shares acquired through the exercise of options issued under the 2008 Long-Term Plan may be made either in cash or in shares of Plexus common stock beneficially owned by the optionee for at least six months prior to exercise, valued at their fair market value as of the exercise date, or in a combination thereof.
          Each award under the 2008 Long-Term Plan will continue to be evidenced by an agreement containing such terms and conditions as the Administrators may establish from time to time.
Equity Compensation Plan Information
          The following table chart gives aggregate information regarding grants under all Plexus equity compensation plans through October 2, 2010:

Number of securities
remaining available
	Number of securities		for future issuance under
	to be issued upon	Weighted-average	equity compensation
	exercise of	exercise price of	plans (excluding
	outstanding options,	outstanding options,	securities reflected
Plan category	warrants and rights (1)	warrants and rights	in 1st column)
Equity compensation plans approved by securityholders	3,189,956	$26.18	3,766,421
Equity compensation plans not approved by securityholders	-0-	$ n/a	-0-

Total	3,189,956	$26.18	3,766,421

(1)	Represents options or stock-settled stock appreciation rights (“SARs”) granted under the 2008 Long-Term Incentive Plan, or its predecessors, the 2005 Equity Incentive Plan, the 1998 Stock Option Plan and the 1995 Directors’ Stock Option Plan, all of which were approved by shareholders. No further awards may be made under the predecessor plans.

Tax Consequences
          Plexus is requesting shareholder approval of the amendment to, and restatement of, the 2008 Long-Term Plan as a matter of corporate governance best practices and so that certain awards under the 2008 Long-Term Plan can qualify as performance-based compensation under Section 162(m) of the Code and not adversely affect Plexus’ tax deduction. Section 162(m) generally limits the corporate tax deduction for compensation paid to executive officers that is not “performance-based” to $1 million per executive officer. “Performance-based” compensation meeting certain requirements is not counted against the $1 million limit and remains fully deductible for tax purposes. The requirements include the obligation that the compensation be paid solely on account of the attainment of one or more preestablished, objective performance goals. Shareholder approval of the general business performance criteria included in the 2008 Long-Term Plan and the maximum amounts that may be awarded under the 2008 Long-Term Plan, even without shareholder approval of specific targeted levels of performance, will permit qualifying awards under the 2008 Long-Term Plan to qualify as performance-based compensation; as noted above, the amendment to the 2008 Long-Term Plan adds additional business performance criteria. Section 162(m) in part requires shareholder approval of a compensation plan once every five years; therefore, shareholder approval of the amended and restated 2008 Long-Term Plan is expected to allow full tax deductibility of any performance-based awards under the 2008 Long-Term Plan for the next five years. If the amendments are not approved, we would need to seek reauthorization by shareholders at the 2013 annual meeting.
          The tax treatment of other types of awards would not be affected by the amendments to the 2008 Long-Term Plan.
ADVISORY VOTE ON EXECUTIVE COMPENSATION
          Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), publicly-traded companies like Plexus are now required to hold an advisory vote of their shareholders at least once every three years to approve the compensation of named executive officers, as disclosed in the company’s proxy statement pursuant to the SEC’s Regulation S-K Item 402; Plexus discloses those items in “Compensation Discussion and Analysis” and “Executive Compensation” herein. Since the requirements of the Dodd-Frank Act have just come into effect, we have not yet held such a vote and one is therefore being solicited at the annual meeting. See also “Future Frequency of Advisory Votes on Executive Compensation” below regarding a separate vote on how frequently such advisory votes will be held in the future.
          As described in “Compensation Discussion and Analysis” above, we design our executive compensation programs to attract, motivate and retain the talent needed to lead a strong global organization, to drive global financial and operational success, to create an ownership mindset and to appropriately balance Company performance and individual contributions towards the achievement of success. A meaningful portion of our executive officers’ compensation is at risk, reflecting the Company’s emphasis on pay that reflects performance and drives long-term shareholder value. We believe the Company’s compensation program as a whole is well suited to promote the Company’s objectives in both the short and long term.
          As an advisory vote, this proposal is not binding on the Company. However, the Compensation and Leadership Development Committee, which is responsible for designing and administering the Company’s executive compensation programs, values the opinions expressed by our shareholders, and will consider the outcome of the vote when making future compensation decisions on the Company’s executive compensation programs.
          The board unanimously recommends that shareholders vote FOR approval of the compensation of the Company’s executive officers as described in this proxy statement.

FUTURE FREQUENCY OF ADVISORY VOTES ON EXECUTIVE COMPENSATION
          As a result of the Dodd-Frank Act, publicly-traded companies are required to hold an initial advisory shareholder vote to determine the future frequency of advisory votes on executive compensation, as well as periodic subsequent votes to confirm that frequency. Advisory votes on executive compensation may be held every one, two or three years under the Dodd-Frank Act. For the reasons discussed below, the board is recommending an advisory vote every three years.
          The Company’s executive compensation programs are designed to drive long-term shareholder value; therefore the Company believes that holding an advisory vote on executive compensation every three years is sufficient and appropriate to assess whether these programs are appropriately motivating employees and driving shareholder value. If we were to hold such votes more frequently, we believe the potential for substantial changes in compensation programs as a result of those votes could interfere with the incentives being provided to executive officers to maximize long-term shareholder value. Corporate results could also be impacted because the potential for more frequent changes in approach may result in a lack of focus on aligning compensation with longer-term Company strategies. In addition, due to the periodic volatility in our industry, the economy and in the stock markets, we believe a vote every three years will allow our shareholders to gain a more meaningful perspective on our compensation plans and programs than would occur with more frequent votes.
          Similar to the vote on executive compensation, this proposal is also an advisory vote and is not binding on the Company. However, the Company values the opinions expressed by our shareholders, and will consider the outcome of the votes both on executive compensation itself and on the frequency of votes when making future decisions on the frequency of such votes.
          The board unanimously recommends that shareholders vote for the holding of future advisory votes on executive compensation EVERY THREE YEARS.
CERTAIN TRANSACTIONS
          Plexus has a written policy requiring that transactions, if any, between Plexus and its executive officers, directors or employees (or related parties) must be on a basis that is fair and reasonable to the Company and in accordance with Plexus’ Code of Conduct and Business Ethics and other policies. Plexus’ policy focuses on related party transactions in which its insiders or their families have a significant economic interest; while the policy requires disclosure of all transactions, it recognizes that there may be situations where Plexus has ordinary business dealings with other large companies in which insiders may have some role but little if any stake in a particular transaction. Although these transactions are not prohibited, any such transaction must be approved by either a disinterested majority of the board of directors or by the Audit Committee.
          Please see “Corporate Governance—Director Independence” for certain transactions and relationships between Plexus and two directors which the board considered when determining the independence of the directors. See also “Corporate Governance—Directors’ Compensation—Compensation of Current and Former Executive Officers who Serve on the Board” regarding agreements with two directors. There were no other transactions in an amount or of a nature which were reportable under applicable SEC rules in fiscal 2010.
REPORT OF THE AUDIT COMMITTEE
          The Audit Committee of the board of directors, which was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act, oversees and monitors the participation of Plexus’ management and independent auditors throughout the financial reporting process and approves the hiring and retention of and fees paid to the independent auditors. The Audit Committee also generally reviews other transactions between the Company and interested parties which may involve a potential conflict of interest. No member of the Audit Committee is employed or has any other material relationship with Plexus. The members are “independent directors” as defined in Rule 5605(a)(2) of the NASD listing standards applicable to the Nasdaq Global Select Stock Market and relevant SEC rules. The Plexus board of directors has adopted a written charter for the Audit Committee, and the current version is available on Plexus’ website.

          In connection with its function to oversee and monitor the financial reporting process of Plexus and in addition to its quarterly review of interim unaudited financial statements, the Audit Committee has done the following:
•	reviewed and discussed the audited financial statements for the fiscal year ended October 2, 2010, with Plexus management;

•	discussed with PricewaterhouseCoopers LLP, Plexus’ independent auditors, those matters which are required to be discussed by Statement on Auditing Standards No. 114, “The Auditor’s Communication with Those Charged with Governance” and SEC Regulation S-X, Rule 2-07 “Communication with Audit Committees”; and

•	received the written disclosure and the letter from PricewaterhouseCoopers LLP required by the applicable standards of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence.
          Based on the foregoing, the Audit Committee recommended to the board of directors that the audited financial statements be included in Plexus’ annual report on Form 10-K for the fiscal year ended October 2, 2010. The Audit Committee further confirmed the independence of PricewaterhouseCoopers LLP.

Members of the Audit Committee:	David J. Drury, Chair Peter Kelly	Stephen P. Cortinovis Mary A. Winston
AUDITORS
          Subject to ratification by shareholders, the Audit Committee intends to reappoint the firm of PricewaterhouseCoopers LLP as independent auditors to audit the financial statements of Plexus for fiscal 2011. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting of shareholders to respond to questions and make a statement if they desire to do so.
Fees and Services
          Fees (including reimbursements for out-of-pocket expenses) paid to PricewaterhouseCoopers LLP for services in fiscal 2010 and 2009 were as follows:

	2010	2009

Audit fees:	$952,300	$1,026,600
Audit-related fees:	—	—
Tax fees:	49,990	56,651
All other fees:	—	—
The above amounts relate to services provided in the indicated fiscal years, irrespective of when they were billed. Audit fees related to Plexus’ annual audit and quarterly professional reviews; audit fees also included substantial work related to the certification of Plexus’ internal controls as required by the Sarbanes-Oxley Act. Tax services consisted primarily of compliance and other tax advice regarding special Plexus projects. The Audit Committee considered the compatibility of the non-audit services provided by PricewaterhouseCoopers LLP with the maintenance of that firm’s independence.
          The Audit Committee generally approves all engagements of the independent auditor in advance, including approval of the related fees. The Audit Committee approves an annual budget (and may from time to time approve amendments thereto), which specifies projects and the approved levels of fees for each. To the extent that items are not covered in the annual budget or fees exceed the budget, management must have such items approved by the Audit Committee or, if necessary between Audit Committee meetings, by the Audit Committee chairman on behalf of the Audit Committee. There were no services in fiscal 2010 or 2009 that were not approved in advance by the Audit Committee under this policy.

* * * * *

By order of the Board of Directors

Angelo M. Ninivaggi
Vice President, General Counsel, Corporate Compliance Officer and Secretary

Neenah, Wisconsin
December 14, 2010
          A copy (without exhibits) of Plexus’ annual report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended October 2, 2010, will be provided without charge to each record or beneficial owner of shares of Plexus’ common stock as of December 9, 2010, on the written request of that person directed to: Kristine Rhode, Corporate Communications Specialist, Plexus Corp., One Plexus Way, P.O. Box 156, Neenah, Wisconsin 54957-0156. See also page 1 of this proxy statement. In addition, copies are available on Plexus’ website at www.plexus.com, following the links at “Investor Relations,” then “SEC Filings,” then “Plexus’ SEC Reports” (or http://www.plexus.com/annualreport.php).
          To save printing and mailing costs, in some cases only one notice, annual report and/or proxy statement will be delivered to multiple holders of securities sharing an address unless Plexus has received contrary instructions from one or more of those security holders. Upon written or oral request, we will promptly deliver a separate copy of the annual report or proxy statement, as applicable, to any security holder at a shared address to which a single copy of the document was delivered. You may request additional copies by written request to the address set forth in the paragraph above or as set forth on page 1 of this proxy statement. You may also contact Ms. Boydstun at that address or telephone number if you wish to receive a separate annual report and/or proxy statement in the future, or if you share an address with another security holder and wish for delivery of only a single copy of the annual report and/or proxy statement if you are currently receiving multiple copies.

Appendix A
Amended and restated as of August 28, 2008
(as further amended effective January 5, 2010)
(as being further amended and restated, subject to shareholder approval, as of February 16, 2011)
PLEXUS CORP.
2008 LONG-TERM INCENTIVE PLAN
1.	Introduction.
(a)	Purposes. The purposes of the 2008 Long-Term Incentive Plan are to provide a means to attract and retain talented personnel and to provide to participating directors, officers and other key employees long-term incentives for high levels of performance and for successful efforts to improve the financial performance of the corporation. These purposes may be achieved through the grant of options to purchase Common Stock of Plexus Corp., the grant of Stock Appreciation Rights, the grant of Restricted Stock, the grant of Performance Stock Awards, the grant of Unrestricted Stock Awards and the grant of Cash Incentive Awards, as described below.

(b)	Effect on Prior Plans. If the 2008 Plan is approved by shareholders, the Plexus Corp. 2005 Equity Incentive Plan (the “2005 Plan”) will only be used to make grants to employees covered by the approved sub-plan for United Kingdom employees which has been established under the 2005 Plan. If and when a sub-plan for United Kingdom employees under the 2008 Plan is approved, no further awards will be granted under the Plexus Corp. 2005 Plan. Awards granted previously under the 2005 Plan will remain in effect until they have been exercised or have expired. The awards shall be administered in accordance with their terms and the 2005 Plan.
2.	Definitions.
(a)	“1934 Act” means the Securities Exchange Act of 1934, as it may be amended from time to time.

(b)	“Award” means an Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock grant, Performance Stock Award, Unrestricted Stock Award or Cash Incentive Award, as appropriate.

(c)	“Award Agreement” means the agreement between the Corporation and the Grantee specifying the terms and conditions as described thereunder.

(d)	“Board” means the Board of Directors of Plexus Corp.

(e)	“Cash Incentive Award” means a cash incentive award under Article 17 of the Plan.

(f)	“Cause” means a violation of the Corporation’s Code of Conduct and Business Ethics, or substantial and continued failure of the employee to perform, which results in, or was intended to result in (i) demonstrable injury to the Corporation, monetary or otherwise or (ii) gain to, or enrichment of, the Grantee at the Corporation’s expense.

(g)	“Change in Control” means an event which shall be deemed to have occurred in the event that any person, entity or group shall become the beneficial owner of such number of shares of Common Stock, and/or any other class of stock of the Corporation then outstanding that is entitled to vote in the election of directors (or is convertible into shares so entitled to vote) as together possess more than 50% of the voting power of all of the then outstanding shares of all such classes of stock of the Corporation so entitled to vote. For purposes of the preceding sentence, “person, entity or group” shall not include (i) any employee benefit plan of the Corporation, or (ii) any person, entity or group which, as of the Effective Date of this Plan, is the beneficial owner of such number of shares of Common Stock and/or such other class of stock of the Corporation as together possess 5% of such voting power; and for these purposes “group” shall mean persons who act in concert as described in Section 14(d)(2) of the 1934 Act.

(h)	“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

(i)	“Committee” means the committee described in Article 4 or the person or persons to whom the committee has delegated its power and responsibilities under Article 4.

(j)	“Common Stock” or “Stock” means the common stock of the Corporation having a par value of $.01 per share.

(k)	“Corporation” means Plexus Corp., a Wisconsin corporation.

(l)	“Fair Market Value” means for purposes of the Plan an amount deemed to be equal to the mean between the highest and lowest sale prices of Common Stock traded on such date, or an average of trading days, as determined by the Committee, for sales made and reported through the National Market System of the National Association of Securities Dealers or such national stock exchange on which such Stock may then be listed and which constitutes the principal market for such Stock, or, if no sales of Stock shall have been reported with respect to that date, on the next preceding date with respect to which sales were reported. Notwithstanding the foregoing, the Committee may base the determination of Fair Market Value on an average of trading days only if the requirements for the use of such methodology prescribed by applicable guidance under Section 409A of the Code are satisfied.

(m)	“Grant Date” means the date on which an Award is deemed granted, which shall be the date on which the Committee authorizes the Award or such later date as the Committee shall determine in its sole discretion.

(n)	“Grantee” means an individual who has been granted an Award.

(o)	“Incentive Stock Option” means an option that is intended to meet the requirements of Section 422 of the Code and regulations thereunder.

(p)	“Non-Qualified Stock Option” means an option other than an Incentive Stock Option.

(q)	“Option” means an Incentive Stock Option or Non-Qualified Stock Option, as appropriate.

(r)	“Performance Goal” means a performance goal established by the Committee prior to the grant of any Award that is based on the attainment of goals relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction: income (pre-tax or after-tax and with adjustments as stipulated), earnings per share, return on equity, return on capital employed (ROCE), revenue, sales, return on assets, return on tangible book value, operating income, earnings before depreciation, interest, taxes and amortization (EBIDTA), expense ratio, increase in stock price, return on invested capital (ROIC), total shareholder return, shareholder value added (or a derivative thereof), free cash flow, operating cash flow, working capital, cash cycle days, expenses, cost reduction, market share, debt reduction and customer satisfaction. Such performance goals may be based solely by reference to the Corporation’s performance or the performance of an affiliate, division, business segment or business unit of the Corporation or any of its subsidiaries, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. In measuring the degree of attainment of a Performance Goal, Extraordinary Charges shall be disregarded except as otherwise determined by the Committee in its discretion or as otherwise provided in an Award Agreement. “Extraordinary Charges” means charges caused by any one of the following events creating negative adjustments to the attainment of a performance metric:

(i) restructurings, discontinued operations, impairment of goodwill or long-lived assets, follow on stock offerings, extraordinary items, and other unusual or non-recurring charges, (ii) an event either not directly related to the operations of the Corporation or not within the reasonable control of the Corporation’s management, (iii) the cumulative effects of tax or accounting changes in accordance with generally accepted accounting principles, (iv) changes in tax regulations or laws, or (v) the effect of a merger or acquisition.

(s)	“Performance Stock Award” means an Award under Article 16 of the Plan that is conditioned upon the satisfaction of pre-established Performance Goals.

(t)	“Plan” means the Plexus Corp. 2008 Long-Term Incentive Plan as set forth herein, as it may be amended from time to time.

(u)	“Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending or superseding such regulation.

(v)	“Restricted Stock” means shares or units of Common Stock which are subject to restrictions established by the Committee. Restricted Stock Awards may consist of shares issued subject to forfeiture if specified conditions are not satisfied (“Restricted Stock Shares”) or agreements to issue shares of Common Stock in the future if specified conditions are satisfied (“Restricted Stock Units”).

(w)	“Stock Appreciation Right” or “SAR” means the right to receive cash or shares of Common Stock in an amount equal to the excess of the Fair Market Value of one share of Common Stock on the date the SAR is exercised over (1) the Fair Market Value of one share of Common Stock on the Grant Date (the “exercise price”) or (2) if the SAR is related to an Option, the purchase price of a share of Common Stock specified in the related Option. An SAR settled in cash may be referred to as a “Cash Settled Stock Appreciation Right” and an SAR settled in stock may be referred to as a “Stock Settled Stock Appreciation Right.”

(x)	“Deferred Stock Unit” means an agreement to issue an unrestricted share of Common Stock at a time determined in accordance with the Grantee’s election and the terms of the Director Deferred Compensation Plan.

(y)	“Director Deferred Compensation Plan” means the Plexus Corp. Non-Employee Directors Deferred Compensation Plan.

(z)	“Unrestricted Stock Award” means an Award described in Article 16A.
3.	Shares Subject to Award.
          Subject to adjustment as provided in Article 19 hereunder, the number of shares of Common Stock of the Corporation that may be issued under the Plan shall not exceed five million five hundred thousand (5,500,000) shares (the “Share Limit”), all of which may be issued in the form of Incentive Stock Options. No Plan Participant may receive Awards for more than 1,000,000 Shares in any calendar year. Shares issued under the Plan may come from authorized but unissued shares, from treasury shares held by the Corporation, from shares purchased by the Corporation or an independent agent in the open market for such purpose, or from any combination of the foregoing. The Share Limit shall be subject to the following rules and adjustments:
(a)	If an SAR is exercised pursuant to Article VI, only the number of shares of Common Stock issued upon exercise shall be counted against the Share Limit (not the number of shares subject to the SAR).

(b)	If any Award granted under this Plan is canceled, terminates, expires, or lapses for any reason, any shares subject to such Award again shall be available for the grant of an Award under the Plan.

Any Awards or portions thereof that are settled in cash and not in shares of Common Stock shall not be counted against the foregoing Share Limit.

(c)	Following the approval of the 2008 Plan by shareholders, the 2005 Plan may be used to make grants to employees covered by the approved sub-plan for United Kingdom employees under the 2005 Plan. Any shares of Common Stock subject to options which are granted to United Kingdom employees after the 2008 Plan has been approved by shareholders shall be counted against the 2008 Plan Share Limit as one share for every one share subject thereto.
4.	Administration of the Plan.
          For purposes of the power to grant Awards to directors, the Committee shall consist of the entire Board. For other Plan purposes, the Plan shall be administered by the Compensation and Leadership Development Committee of the Board, or any other committee the Board may subsequently appoint to administer the Plan, as herein described. The Committee shall have full and final authority, in its discretion, but subject to the express provisions of the Plan to:
(a)	grant Awards, to determine the terms of each Award, the individuals to whom, the number of shares subject to, and the time or times at which, Awards shall be granted;

(b)	interpret the Plan;

(c)	prescribe, amend and rescind rules and regulations relating to the Plan;

(d)	determine the terms and provisions of the respective agreements (which need not be identical) by which Awards shall be evidenced;

(e)	make all other determinations deemed necessary or advisable for the administration of the Plan;

(f)	require withholding from or payment by a Grantee of any federal, state or local taxes;

(g)	impose, on any Grantee, such additional conditions, restrictions and limitations upon exercise and retention of Awards as the Committee shall deem appropriate;

(h)	treat any Grantee who retires as a continuing employee for purposes of the Plan; and

(i)	modify, extend or renew any Award previously granted; provided, however, that this provision shall not provide authority to reprice Awards to a lower exercise price.
          Any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members. The Committee may delegate all or any part of its responsibilities and powers to any executive officer or officers of the Corporation selected by it. Any such delegation may be revoked by the Board or by the Committee at any time.
5.	Option Participation.
          Options may be granted to directors, officers and key employees of the Corporation and any of its subsidiaries. In selecting the individuals to whom Options shall be granted, as well as in determining the number of Options granted, the Committee shall take into consideration such factors as it deems relevant pursuant to accomplishing the purposes of the Plan. A Grantee may, if otherwise eligible, be granted an additional Option or Options if the Committee shall so determine.

6.	Granting of Options.
          The officers of the Corporation are authorized and directed, upon receipt of notice from the Committee of the granting of an Option, to deliver on behalf of the Corporation, by mail or otherwise, to the Grantee an Option upon the terms and conditions specified under the Plan and in the form of the Award Agreement. The Award Agreement shall be dated as of the date of approval of the granting of an Option by the Committee. If the Grantee fails to accept the Award within 30 days after the date of its delivery to Grantee, the Option grant may be deemed withdrawn.
          Where an Option has been granted under the provisions of the HM Revenue & Customs Approved Rules for UK Employees (the “Sub-Plan”) and the number of shares of Common Stock subject to that Option is limited by virtue of Rule 17 of the Sub-Plan, there shall be deemed to have been granted a separate Option (for the avoidance of doubt, not granted under the provisions of the Sub-Plan) on the same date and time and under the same terms for the number of shares of Common Stock in excess of the limit set out in Rule 17 of the Sub-Plan.
7.	Option Exercise Price.
          The purchase price of the Common Stock covered by each Option shall be not less than the Fair Market Value of such Stock on the Grant Date. Such price shall be subject to adjustment as provided in Article 19 hereof.
8.	Option Designation.
          At the time of the grant of each Option, the Committee shall designate the Option as (a) an Incentive Stock Option or (b) a Non-Qualified Stock Option, as described in Sections (a) and (b) below, respectively.
(a)	Incentive Stock Options: Any Option designated as an Incentive Stock Option shall comply with the requirements of Section 422 of the Code, including the requirement that incentive stock options may only be granted to individuals who are employed by the Corporation, a parent or a subsidiary corporation of the Corporation. If an Option is so designated, the Fair Market Value (determined as of the Grant Date) of the shares of Stock with respect to which that and any other Incentive Stock Option first becomes exercisable during any calendar year under this Plan or any other stock option plan of the Corporation or its affiliates shall not exceed $100,000; provided, however, that the time or times of exercise of an Incentive Stock Option may be accelerated pursuant to Article 12, 13 or 19 hereof, terms of the Plan and, in the event of such acceleration, such Incentive Stock Option shall be treated as a Non-Qualified Option to the extent that the aggregate Fair Market Value (determined as of the Grant Date) of the shares of stock with respect to which such Option first becomes exercisable in the calendar year (including Options under this Plan and any other Plan of the corporation or its affiliates) exceeds $100,000, the extent of such excess to be determined by the Committee taking into account the order in which the Options were granted, or such other factors as may be consistent with the requirements of Section 422 of the Code and rules promulgated thereunder. Furthermore, no Incentive Stock Option shall be granted to any individual who, immediately before the Option is granted, directly or indirectly owns (within the meaning of Section 425(d) of the Code, as amended) shares representing more than 10% of the total combined voting power of all classes of stock of the Corporation or its subsidiaries, unless, at the time the option is granted, and in accordance with the provisions of Section 422, the option exercise price is 110% of the Fair Market Value of shares of Stock subject to the Option and the Option must be exercised within 5 years of the Grant Date.

(b)	Non-Qualified Stock Options: All Options not subject to or in conformance with the additional restrictions required to satisfy Section 422 shall be designated Non-Qualified Stock Options.

9.	Stock Appreciation Rights.
          The Committee may, in its discretion, grant SARs to directors, officers and key employees of the Corporation and any of its subsidiaries. If any unexercised SAR for any reason terminates or expires in whole or in part prior to termination of the Plan, such unexercised SARs shall become available for granting under the Plan. The Committee may grant SARs at any time and from time to time to any Grantee, designate such SARs as related to Options then being granted or granted within six months prior to the Grant Date of the SAR, and set such terms and conditions upon the exercise of the SARs as it may determine in its discretion, provided that the written agreement evidencing such SARs shall comply with and be subject to the following terms and conditions:
(a)	No SAR granted hereunder shall be exercisable until the expiration of six months from the Grant Date of the SAR unless the Grantee terminates employment by reason of death or disability prior to the expiration of such six-month period.

(b)	A Grantee’s right to exercise an SAR shall terminate when the Grantee is no longer an employee of the Corporation or any of its subsidiaries unless such right is extended as provided under Article 13 hereunder.

(c)	In the event adjustments are made to the number of shares, exercise price, or time or times of exercise of outstanding Options upon the occurrence of an event described in Article 19 hereunder, appropriate adjustments shall be made in the number of SARs available for future grant, the number of SARs under existing grants, the exercise price of the existing SARs, and the time or times of exercise of such SARs.

(d)	Unless the written agreement expressly provides otherwise, if and to the extent an SAR is granted in relation to an Option, exercise of the SAR or Option shall result in the extinguishment of the related right to the extent such SAR or Option for shares is exercised.

(e)	Unless the written agreement expressly provides otherwise, any SARs granted shall be exercisable in accordance with Article 12.

(f)	Upon the exercise of SARs, the Grantee shall be entitled to receive an amount determined by multiplying (1) the difference obtained by subtracting the Fair Market Value of the share of Common Stock as of the Grant Date of the SAR or, in the case of a SAR which is related to an Option, the purchase price per share of Common Stock under such Option, from the Fair Market Value of a share of Common Stock on the date of exercise, by (2) the number of SARs exercised. At the discretion of the Committee, the payment upon the exercise of the SARs may be in cash, in shares of Common Stock of equivalent value, or in some combination thereof. The number of available shares under Award shall not be affected by any cash payments.
10.	Non-transferability of Options and SARs.
          Any Option or SAR granted hereunder shall, by its terms, be non-transferable by a Grantee other than by will or the laws of descent and shall be exercisable during the Grantee’s lifetime solely by the Grantee or the Grantee’s duly appointed guardian or personal representative. Notwithstanding the foregoing, the Committee may permit a Grantee to transfer a Non-Qualified Stock Option or SAR to a family member or a trust or partnership for the benefit of a family member, in accordance with rules established by the Committee.
11.	Substituted Options or SARs.
          In the event the Committee cancels any Option or SAR granted under this Plan, and a new Option or SAR is substituted therefore, the Grant Date of the canceled Option or SAR (except to the extent inconsistent with the restrictions described in Article 8, if applicable) shall be the date used to determine the earliest date for exercising the new substituted Option under Article 12 hereunder so that the Grantee may exercise the substituted Option or

SAR at the same time as if the Grantee had held the substituted Option or SAR since the Grant Date of the canceled Option. Except in connection with a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval. Nothing in this Section 11 shall provide authority to substitute Awards in a manner which will have the effect of repricing Awards to a lower exercise price.
12.	Vesting of Options and SARs.
          The Committee shall have the power to set the time or times within which each Option and SAR shall be exercisable, and to accelerate the time or times of exercise. If an SAR is related to an Option, the Grant Date of such SAR for purposes of this Article 12 shall be the Grant Date of the related Option. No Option or SAR may be exercised if in the opinion of counsel for the Corporation the issuance or sale of Stock or payment of cash by the Corporation, as appropriate, pursuant to such exercise shall be unlawful for any reason, nor after the expiration of 10 years from the Grant Date. In no event shall the Corporation be required to issue fractional shares upon the exercise of an Option.
13.	Exercise Period for Options and SARs.
          Unless otherwise provided herein or in a specific Option or SAR Agreement which may provide longer or shorter periods during which the Award may be exercised, no Option or SAR shall be exercisable after the earliest of:
(a)	in the case of an Incentive Stock Option:
(i)	10 years from the date the option is granted, or five years from the date the option is granted to an individual owning (after the application of the family and other attribution rules of Section 424(d) of the Code) at the time such option was granted, more than 10% of the total combined voting power of all classes of stock of the Corporation,

(ii)	three months after the date the Grantee ceases to perform services for the Corporation or its subsidiaries, if such cessation is for any reason other than death, disability (within the meaning of Code Section 22(e)(3)), retirement or Cause,

(iii)	three years after the date the Grantee ceases to perform services for the Corporation or its subsidiaries, if such cessation is by reason of the Grantee’s death, disability (within the meaning of Code Section 22(e)(3)) or retirement in accordance with normal Corporation retirement practices, as determined by the Committee in its sole discretion (provided that such Option must be exercised within the time period prescribed by Section 422 of the Code to be treated as an Incentive Stock Option); or

(iv)	the date the Grantee ceases to perform services for the Corporation or its subsidiaries, if such cessation is for Cause, as determined by the Corporation or the Committee in its sole discretion;
(b)	in the case of a Nonqualified Stock Option:

(i)	ten (10) years from the date of grant,

(ii)	ninety days after the date the Grantee ceases to perform services for the Corporation or its subsidiaries, if such cessation is for any reason other than death, permanent disability, retirement or Cause,

(iii)	three years after the date the Grantee ceases to perform services for the Corporation or its subsidiaries, if such cessation is by reason of the Grantee’s death, permanent disability or retirement in accordance with normal Corporation retirement practices, as determined by the Committee in its sole discretion; or

(iv)	the date the Grantee ceases to perform services for the Corporation or its subsidiaries, if such cessation is for Cause, as determined by the Corporation or the Committee in its sole discretion;
(c)	in the case of an SAR:
(i)	seven (7) years from the date of grant,

(ii)	ninety days after the date the Grantee ceases to perform services for the Corporation or its subsidiaries, if such cessation is for any reason other than death, permanent disability, retirement or Cause,

(iii)	one year after the date the Grantee ceases to perform services for the Corporation or its subsidiaries, if such cessation is by reason of death or permanent disability,

(iv)	three years after the date the Grantee ceases to perform services for the Corporation or its subsidiaries, if such cessation is by reason of the Grantee’s retirement in accordance with normal Corporation retirement practices, as determined by the Committee in its sole discretion; or

(v)	the date the Grantee ceases to perform services for the Corporation or its subsidiaries, if such cessation is for Cause, as determined by the Corporation or the Committee in its sole discretion;
provided, that, unless otherwise provided in a specific grant agreement or determined by the Committee, an Option or SAR shall only be exercisable for the periods above following the date an optionee ceases to perform services to the extent the option was exercisable on the date of such cessation. Notwithstanding the foregoing, no Option or SAR shall be exercisable after the date of expiration of its term.
14.	Method of Exercise.
          To the extent that the right to purchase shares pursuant to an Option or to exercise an SAR has accrued hereunder, such Option or SAR may be exercised as follows:
(a)	Options: Options may be exercised in whole or in part from time to time as specified in the Option agreement. The exercise notice shall state the number of shares being purchased and be accompanied by the payment in full of the exercise price for such shares. Such payment shall be made in cash, outstanding shares of the Common Stock which the Grantee, the Grantee’s spouse or both have beneficially owned for at least six months prior to the time of exercise, or in combinations thereof. If shares of Common Stock are used in part or full payment for the shares to be acquired upon exercise of the Option, such shares shall be valued for the purpose of such exchange as of the date of exercise of the Option at the Fair Market Value of the shares.

(b)	SARs: SARs may be exercised in whole or in part from time to time as specified in the SAR agreement.
15.	Restricted Stock Awards.
          The Committee may, in its discretion, grant Restricted Stock to directors, officers and key employees of the Corporation and any of its subsidiaries. Restricted Stock Awards may consist of shares issued subject to forfeiture if specified conditions are not satisfied (“Restricted Stock Shares”) or agreements to issue shares of Common Stock in the future if specified conditions are satisfied (“Restricted Stock Units”). The Committee may condition the grant of Restricted Stock upon the attainment of Performance Goals so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code. The Committee may also condition the grant of Restricted Stock upon such other conditions, restrictions and contingencies as the Committee may determine. The provisions of Restricted Stock Awards need not be the same with respect to each recipient. Restricted Stock Awards shall be subject to the following terms and conditions:
(a)	Each Restricted Stock Award shall be confirmed by, and be subject to the terms of, an Award Agreement identifying the restrictions applicable to the Award.

(b)	Until the applicable restrictions lapse or the conditions are satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Restricted Stock Award.

(c)	Except to the extent otherwise provided in the applicable Award Agreement and (d) below, the portion of the Restricted Stock Award still subject to restriction shall be forfeited by the Grantee upon termination of the Grantee’s service for any reason.

(d)	In the event of hardship or other special circumstances of a Grantee whose service is terminated (other than for Cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Grantee’s Restricted Stock Award.

(e)	If and when the applicable restrictions lapse, unrestricted shares of Common Stock shall be issued to the Grantee.

(f)	A Grantee receiving an Award of Restricted Stock Shares shall have all of the rights of a shareholder of the Corporation, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Committee, cash dividends shall be paid in cash and dividends payable in stock shall be paid in the form of additional Restricted Stock Shares.

(g)	A Grantee receiving an Award of Restricted Stock Units shall not be deemed the holder of any shares covered by the Award, or have any rights as a shareholder with respect thereto, until such shares are issued to him/her.
16.	Performance Stock Awards.
          The Committee may grant Performance Stock Awards either alone or in addition to other Awards granted under the Plan. The Committee anticipates that the Performance Stock Awards will be subject to both a performance condition and a condition related to the Grantee’s continued employment. The Committee shall determine the eligible employees to whom and the time or times at which Performance Stock Awards will be made, the number of shares subject to the Award, the time or times within which such Awards will be subject to forfeiture and any other terms and conditions of the Awards. Performance Stock Awards shall be subject to the following terms and conditions:
(a)	The Performance Stock Awards will be conditioned upon the attainment of one or more preestablished, objective corporate Performance Goals so that the Award qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code.

Performance Goals shall be based on one or more business criteria that apply to the individual, a business unit, or the Corporation as a whole. It is intended that any Performance Goal will be in a form that relates the Performance Stock Award to an increase in the value of the Corporation to its shareholders.

(b)	Performance Goals shall be established in writing by the Committee not later than 90 days after the commencement of the period of service to which the Performance Goal relates. The preestablished Performance Goal must state, in terms of an objective formula or standard, the method for computing the number of shares earned or subject to further vesting conditions if the goal is attained.

(c)	Following the close of the performance period, the Committee shall determine whether the Performance Goal was achieved, in whole or in part, and determine the number of shares earned or subject to further vesting conditions.

(d)	The Performance Stock Awards may be conditioned upon such other conditions, restrictions and contingencies as the Committee may determine, including the Grantee’s continued employment. The provisions of Performance Stock Awards need not be the same with respect to each recipient.

(e)	Until all conditions for a Performance Stock Award have been satisfied, the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Award.

(f)	Except to the extent otherwise provided by the Committee and (g) below, the portion of the Award still subject to restriction shall be forfeited by the Grantee upon termination of a Grantee’s service for any reason.

(g)	In the event of hardship or other special circumstances of a Grantee whose employment is terminated (other than for Cause), the Committee may waive in whole or in part any or all remaining restrictions with respect to such Grantee’s Performance Stock Award.

(h)	If and when the applicable restrictions lapse, unrestricted shares of Common Stock for such shares shall be issued to the Grantee.
          A Grantee receiving a Performance Stock Award shall not be deemed the holder of any shares covered by the Award, or have any rights as a shareholder with respect thereto, until such shares are issued to him/her following the lapse of the applicable restrictions.
16A.	Unrestricted Stock Awards.
(a)	The Committee may grant Unrestricted Stock Awards, either alone or in addition to other Awards granted under the Plan. Except as otherwise provided in Section 16A(b), an Unrestricted Stock Award shall consist of unrestricted shares of Common Stock.

(b)	To the extent permitted by the Committee in its discretion and in accordance with Section 409A of the Code, a Grantee who is a non-employee director of the Corporation may elect to defer receipt of the Stock covered by an Unrestricted Stock Award pursuant to a valid election under the Director Deferred Compensation Plan, in which event such Grantee’s Award shall consist of Deferred Stock Units. A Grantee receiving an Award of Deferred Stock Units shall not be deemed the holder of any Shares covered by the Award, or have any rights as a shareholder with respect thereto, until such Shares are issued to him/her in payment of such Deferred Stock Units. The timing of the issuance of such Shares, and the timing of payment of any dividends payable with respect to the Shares underlying the Deferred Stock Units, shall be determined in accordance with the terms of the Director Deferred Compensation Plan and the Grantee’s election thereunder.

(c)	Unrestricted Stock Awards shall be evidenced in such manner as the Committee shall determine.

17.	Cash Incentive Awards.
          The Committee may establish Cash Incentive Awards either alone or in addition to other Awards granted under the Plan. The Committee shall determine the employees to whom and the time or times at which Cash Incentive Awards shall be granted, and the conditions upon which such Awards will be paid. The maximum Cash Incentive Award payable to an employee in any fiscal year shall not exceed $4,000,000. Cash Incentive Awards shall be subject to the following terms and conditions:
(a)	A Cash Incentive Award under the Plan shall be paid solely on account of the attainment of one or more preestablished, objective Performance Goals. Performance Goals shall be based on one or more business criteria that apply to the individual, a business unit, or the Corporation as a whole. Performance Goals shall be established in writing by the Committee not later than 90 days after the commencement of the period of service to which the Performance Goal relates The pre-established Performance Goal must state, in terms of an objective formula or standard, the method for computing the amount of compensation payable to any employee if the goal is attained.

(b)	Following the close of the performance period, the Committee shall determine whether the Performance Goal was achieved, in whole or in part, and determine the amount payable to each employee.
          This Plan does not limit the authority of the Corporation, the Board or the Committee, or any Subsidiary to award bonuses or authorize any other compensation to any person.
18.	Withholding.
          The Corporation shall have the power and the right to deduct or withhold, or require a Grantee to remit to the Corporation, an amount sufficient to satisfy Federal, state, and local taxes (including the Grantee’s FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of this Plan. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or the payment of Performance Stock Awards, Grantees may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Corporation withhold shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction.
19.	Effect of Change in Stock Subject to Plan.
          In the event of a reorganization, recapitalization, stock split, stock dividend, merger, consolidation, rights offering or like transaction, the Committee will make such adjustment in the number of and class of shares which may be delivered under the Plan, and in the number and class of and/or price of shares subject to outstanding Options, SARs, Restricted Stock, Performance Stock and Unrestricted Stock Awards granted under the Plan as it may deem to be equitable. While the Committee must make such an adjustment, the determination by the Committee as to what is equitable shall be at its discretion. Notwithstanding, in the event of the merger or consolidation of the Corporation with or into another corporation or corporations in which the Corporation is not the surviving corporation, the adoption of any plan for the dissolution of the Corporation, or the sale or exchange of all or substantially all the assets of the Corporation for cash or for shares of stock or other securities of another corporation, the Committee may, subject to the approval of the Board of Directors of the Corporation, or the board of directors of any corporation assuming the obligations of the Corporation hereunder, take action regarding each outstanding and unexercised Option and SAR pursuant to either clause (a) or (b) below:
(a)	Appropriate provision may be made for the protection of such Option and SAR by the substitution on an equitable basis of appropriate shares of the surviving or related corporation, provided that the excess of the aggregate Fair Market Value of the shares subject to such Award immediately before such substitution over the exercise price thereof is not more than the excess of the aggregate fair market value of the substituted shares made subject to Award immediately after such substitution over the exercise price thereof; or

(b)	The Committee may cancel such Award. In the event any Option or SAR is canceled, the Corporation, or the corporation assuming the obligations of the Corporation hereunder, shall pay the Grantee an amount of cash (less normal withholding taxes) equal to the excess of the Fair Market Value per share of the Stock immediately preceding the cancellation over the exercise price, multiplied by the number of shares subject to such Option or SAR. In the event any other Award is canceled, the Corporation, or the corporation assuming the obligations of the Corporation hereunder, shall pay the Grantee an amount of cash or stock, as determined by the Committee, based upon the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Common Stock as a result of such event. No payment shall be made to a Grantee for any Option or SAR if the exercise price for such Option or SAR exceeds the value, as determined by the Committee, of the property (including cash) received by the holder of a share of Common Stock as a result of such event.
          Notwithstanding anything to the contrary, in the event a Change in Control should occur, all Options, SARs, Restricted Stock Shares and Restricted Stock Units then outstanding shall become immediately vested or exercisable upon the date of the Change in Control. Further, the Committee shall have the right to cancel such Options or SARs and pay the Grantee an amount determined under (b) above.
20.	Liquidation.
          Upon the complete liquidation of the Corporation, any unexercised Options and SARs theretofore granted under this Plan shall be deemed canceled.
21.	No Employment or Retention Agreement Intended.
          Neither the establishment of, nor the awarding of Awards under this Plan shall be construed to create a contract of employment or service between any Grantee and the Corporation or its subsidiaries; nor does it give any Grantee the right to continued service in any capacity with the Corporation or its subsidiaries or limit in any way the right of the Corporation or its subsidiaries to discharge any Grantee at any time and without notice, with or without Cause, or to any benefits not specifically provided by this Plan, or in any manner modify the Corporation’s right to establish, modify, amend or terminate any profit sharing or retirement plans.
22.	Shareholder Rights.
          Grantee shall not, by reason of any Options granted hereunder, have any right of a shareholder of the Corporation with respect to the shares covered by the Options until shares of Stock have been issued to Grantee.
23.	Controlling Law.
          The law of the State of Wisconsin, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.
24.	Indemnification.
          In addition to such other rights of indemnification as they may have, the members of the Committee and other Corporation employees administering the Plan and the Board members shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member acted in bad faith in the performance of his duties; provided that within 20 days after institution of any such action, suit or proceeding, the member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

25.	Use of Proceeds.
          The proceeds from the sale of shares of Common Stock pursuant to Options granted under the Plan shall constitute general funds of the Corporation.
26.	Amendment of the Plan.
          The Board may from time to time amend, modify, suspend or terminate the Plan; provided, however, that no such action shall be made without shareholder approval where such change would be required in order to comply with Rule 16b-3 or the Code.
27.	Effective Date of Plan.
          The Plan shall become effective on the date it is approved by the shareholders of the Corporation (the “Effective Date”).
28.	Termination of the Plan.
          The Plan will expire ten (10) years after the Effective Date, solely with respect to the granting of Incentive Stock Options or such later date as may be permitted by the Code for Incentive Stock Options; provided, however, that the Plan shall terminate at such earlier time as the Board may determine. Any such termination, either partially or wholly, shall not affect any Awards then outstanding under the Plan.

ONE PLEXUS WAY
P.O. BOX 156
NEENAH, WI 54957-0156
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Plexus Corp. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Plexus Corp., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M28147-P03041	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PLEXUS CORP.	For	Withhold	For All	To withhold authority to vote for any individual
Proposals	All	All	Except	nominee(s), mark “For All Except” and write the
number(s) of the nominee(s) on the line below.
1. Election of Directors: Nominees:	☐	☐	☐

	01) Ralf R. Böer	06) Phil R. Martens
	02) Stephen P. Cortinovis	07) John L. Nussbaum
	03) David J. Drury	08) Michael V. Schrock
	04) Dean A. Foate	09) Mary A. Winston
05) Peter Kelly
			For	Against	Abstain			1 Year	2 Years	3 Years	Abstain

2.	Ratification of PricewaterhouseCoopers LLP as Independent Auditors;		☐	☐	☐	5.	Advisory vote on the future frequency of advisory votes on executive compensation;	☐	☐	☐	☐
3.	Amendment to, and restatement of, the Plexus Corp. 2008 Long-Term Incentive Plan;		☐	☐	☐	6.	In their discretion on such other matters as may properly come before the meeting or any adjournment thereof;
4.	Advisory vote on the compensation of Plexus Corp.’s named executive officers, as disclosed in “Compensation Discussion and Analysis” and “Executive Compensation” in the Proxy Statement;		☐	☐	☐

all as set out in the Notice and Proxy Statement relating to the annual meeting, receipt of which is hereby acknowledged.

The board of directors recommends a vote:
• “FOR” each of the nominees for director who are listed in Proposal (1),
• “FOR” Proposals (2), (3) and (4), and
• “FOR” the holding of future advisory votes on executive compensation EVERY 3 YEARS.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If you do not provide a direction, this proxy will be voted “FOR” each of the nominees for director who are listed in Proposal (1) and “FOR” Proposals (2), (3) and (4) and, with regard to Proposal (5), for the holding of future advisory votes on executive compensation EVERY 3 YEARS.

Please indicate if you plan to attend this meeting.			☐	☐

			Yes	No
Note:	Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ANNUAL MEETING OF SHAREHOLDERS OF
PLEXUS CORP.
February 16, 2011
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.
↓    Please detach along perforated line and mail in the envelope provided.   ↓

M28148-P03041

PLEXUS CORP.
PROXY FOR 2011 ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints John L. Nussbaum, Dean A. Foate and Angelo M. Ninivaggi, and any of them, proxies, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the annual meeting of shareholders of Plexus Corp. to be held at The Pfister Hotel, located at 424 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, on Wednesday, February 16, 2011, at 8:00 a.m. Central Time, or at any adjournment thereof, as follows, hereby revoking any proxy previously given.
(Continued and to be signed on reverse side)